LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Filed Pursuant to Rule 433
Registration Statement No. 333-133985
May 31, 2007

$816,147,000 (Approximate) STRUCTURED ASSET SECURITIES CORPORATION, SERIES 2007-BC3 SENIOR/SUBORDINATE CERTIFICATES Available Funds Floaters No Hard Cap - Act/360 - No Delay

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the securities, supersedes information contained in any prior similar materials relating to these securities. This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, asset-backed securities and the asset pools backing them are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance. As a result, you may commit to purchase securities with characteristics that may change materially, and all or a portion of the securities may not be issued with material characteristics described in these materials. Our obligation to sell securities to you is conditioned on those securities having the material characteristics described in these materials. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities you committed to purchase, and there will be no liability between us as a consequence of the non-delivery. However, unless the class of securities you committed to purchase has been eliminated, we will provide you with revised offering materials and offer you an opportunity to purchase that class, as described in the revised offering materials.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

To 10% Call
			Est.	Payment	Initial		Legal	Expected
	Approximate		WAL(2)	Window(2)	C/E (3)	Initial	Final	Ratings
Class	Size ($)(1)	Benchmark	(yrs.)	(mos.)	(%)	Margin	Maturity	(Moody’s/S&P/Fitch/DBRS)
1-A1(4)	210,308,000	1M LIBOR	0.81	1-21	21.45%	TBD	6/25/2037	Aaa/AAA/AAA/AAA
1-A2(4)	35,917,000	1M LIBOR	2.00	21-27	21.45%	TBD	6/25/2037	Aaa/AAA/AAA/AAA
1-A3(4)	76,828,000	1M LIBOR	3.44	27-73	21.45%	TBD	6/25/2037	Aaa/AAA/AAA/AAA
1-A4(4)	29,124,000	1M LIBOR	6.45	73-78	21.45%	TBD	6/25/2037	Aaa/AAA/AAA/AAA
2-A1(5)	179,401,000	1M LIBOR	0.81	1-21	21.45%	TBD	6/25/2037	Aaa/AAA/AAA/AAA
2-A2(5)	30,640,000	1M LIBOR	2.00	21-27	21.45%	TBD	6/25/2037	Aaa/AAA/AAA/AAA
2-A3(5)	65,615,000	1M LIBOR	3.44	27-72	21.45%	TBD	6/25/2037	Aaa/AAA/AAA/AAA
2-A4(5)	25,000,000	1M LIBOR	6.45	72-78	21.45%	TBD	6/25/2037	Aaa/AAA/AAA/AAA
1-M1(6)	21,969,000	1M LIBOR	4.78	45-78	16.55%	TBD	6/25/2037	Aa1/AA+/AA+/AA(high)
2-M1(7)	18,755,000	1M LIBOR	4.78	45-78	16.55%	TBD	6/25/2037	Aa1/AA+/AA+/AA(high)
1-M2(6)	14,347,000	1M LIBOR	4.61	43-78	13.35%	TBD	6/25/2037	Aa2/AA/AA/AA
2-M2(7)	12,248,000	1M LIBOR	4.61	43-78	13.35%	TBD	6/25/2037	Aa2/AA/AA/AA
1-M3(6)	8,070,000	1M LIBOR	4.55	42-78	11.55%	TBD	6/25/2037	Aa3/AA-/AA-/AA(low)
2-M3(7)	6,890,000	1M LIBOR	4.55	42-78	11.55%	TBD	6/25/2037	Aa3/AA-/AA-/AA(low)
1-M4(6)	7,622,000	1M LIBOR	4.51	41-78	9.85%	TBD	6/25/2037	A1/A+/A+/A(high)
2-M4(7)	6,507,000	1M LIBOR	4.51	41-78	9.85%	TBD	6/25/2037	A1/A+/A+/A(high)
1-M5(6)	7,398,000	1M LIBOR	4.47	40-78	8.20%	TBD	6/25/2037	A2/A/A/A
2-M5(7)	6,316,000	1M LIBOR	4.47	40-78	8.20%	TBD	6/25/2037	A2/A/A/A
1-M6(6)	3,811,000	1M LIBOR	4.46	39-78	7.35%	TBD	6/25/2037	A3/A-/A-/A(low)
2-M6(7)	3,253,000	1M LIBOR	4.46	39-78	7.35%	TBD	6/25/2037	A3/A-/A-/A(low)
M7	9,558,000	1M LIBOR	4.44	39-78	6.20%	TBD	6/25/2037	Baa1/BBB+/BBB+/BBB(high)
M8	6,649,000	1M LIBOR	4.43	38-78	5.40%	TBD	6/25/2037	Baa2/BBB/BBB/BBB
M9	9,558,000	1M LIBOR	4.40	38-78	4.25%	TBD	6/25/2037	Baa3/BBB-/BBB-/BBB(low)
B1	11,636,000	1M LIBOR	4.40	37-78	2.85%	TBD	6/25/2037	Ba1/BB+/BB+/BB(high)
B2	8,727,000	1M LIBOR	4.30	37-78	1.80%	TBD	6/25/2037	Ba2/BB/BB/BB

(1)	Subject to a permitted variance of + 5% in the aggregate.
(2)	The Certificates will be priced assuming a prepayment speed equal to 30% CPR.
(3)	Initial Credit Enhancement includes overcollateralization of approximately 1.80%.
(4)	The Class 1-A1, 1-A2, 1-A3 and 1-A4 Certificates are the Group 1 Senior Certificates.
(5)	The Class 2-A1, 2-A2, 2-A3 and 2-A4 Certificates are the Group 2 Senior Certificates.
(6)	The Class 1-M1, 1-M2, 1-M3, 1-M4, 1-M5 and 1-M6 are the Group 1 Subordinate Certificates.
(7)	The Class 2-M1, 2-M2, 2-M3, 2-M4, 2-M5 and 2-M6 are the Group 2 Subordinate Certificates.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

To Maturity
			Est.	Payment	Initial		Legal	Expected
	Approximate		WAL(2)	Window(2)	C/E (3)	Initial	Final	Ratings
Class	Size ($)(1)	Benchmark	(yrs.)	(mos.)	(%)	Margin	Maturity	(Moody’s/S&P/Fitch/DBRS)
1-A1(4)	210,308,000	1M LIBOR	0.81	1-21	21.45%	TBD	6/25/2037	Aaa/AAA/AAA/AAA
1-A2(4)	35,917,000	1M LIBOR	2.00	21-27	21.45%	TBD	6/25/2037	Aaa/AAA/AAA/AAA
1-A3(4)	76,828,000	1M LIBOR	3.44	27-73	21.45%	TBD	6/25/2037	Aaa/AAA/AAA/AAA
1-A4(4)	29,124,000	1M LIBOR	8.57	73-174	21.45%	TBD	6/25/2037	Aaa/AAA/AAA/AAA
2-A1(5)	179,401,000	1M LIBOR	0.81	1-21	21.45%	TBD	6/25/2037	Aaa/AAA/AAA/AAA
2-A2(5)	30,640,000	1M LIBOR	2.00	21-27	21.45%	TBD	6/25/2037	Aaa/AAA/AAA/AAA
2-A3(5)	65,615,000	1M LIBOR	3.44	27-72	21.45%	TBD	6/25/2037	Aaa/AAA/AAA/AAA
2-A4(5)	25,000,000	1M LIBOR	8.59	72-174	21.45%	TBD	6/25/2037	Aaa/AAA/AAA/AAA
1-M1(6)	21,969,000	1M LIBOR	5.24	45-147	16.55%	TBD	6/25/2037	Aa1/AA+/AA+/AA(high)
2-M1(7)	18,755,000	1M LIBOR	5.23	45-147	16.55%	TBD	6/25/2037	Aa1/AA+/AA+/AA(high)
1-M2(6)	14,347,000	1M LIBOR	5.05	43-139	13.35%	TBD	6/25/2037	Aa2/AA/AA/AA
2-M2(7)	12,248,000	1M LIBOR	5.05	43-138	13.35%	TBD	6/25/2037	Aa2/AA/AA/AA
1-M3(6)	8,070,000	1M LIBOR	4.96	42-132	11.55%	TBD	6/25/2037	Aa3/AA-/AA-/AA(low)
2-M3(7)	6,890,000	1M LIBOR	4.96	42-132	11.55%	TBD	6/25/2037	Aa3/AA-/AA-/AA(low)
1-M4(6)	7,622,000	1M LIBOR	4.91	41-127	9.85%	TBD	6/25/2037	A1/A+/A+/A(high)
2-M4(7)	6,507,000	1M LIBOR	4.90	41-127	9.85%	TBD	6/25/2037	A1/A+/A+/A(high)
1-M5(6)	7,398,000	1M LIBOR	4.85	40-122	8.20%	TBD	6/25/2037	A2/A/A/A
2-M5(7)	6,316,000	1M LIBOR	4.85	40-122	8.20%	TBD	6/25/2037	A2/A/A/A
1-M6(6)	3,811,000	1M LIBOR	4.81	39-116	7.35%	TBD	6/25/2037	A3/A-/A-/A(low)
2-M6(7)	3,253,000	1M LIBOR	4.81	39-116	7.35%	TBD	6/25/2037	A3/A-/A-/A(low)
M7	9,558,000	1M LIBOR	4.76	39-112	6.20%	TBD	6/25/2037	Baa1/BBB+/BBB+/BBB(high)
M8	6,649,000	1M LIBOR	4.73	38-107	5.40%	TBD	6/25/2037	Baa2/BBB/BBB/BBB
M9	9,558,000	1M LIBOR	4.65	38-102	4.25%	TBD	6/25/2037	Baa3/BBB-/BBB-/BBB(low)
B1	11,636,000	1M LIBOR	4.54	37-94	2.85%	TBD	6/25/2037	Ba1/BB+/BB+/BB(high)
B2	8,727,000	1M LIBOR	4.31	37-81	1.80%	TBD	6/25/2037	Ba2/BB/BB/BB

(1)	Subject to a permitted variance of + 5% in the aggregate.
(2)	The Certificates will be priced assuming a prepayment speed equal to 30% CPR.
(3)	Initial Credit Enhancement includes overcollateralization of approximately 1.80%.
(4)	The Class 1-A1, 1-A2, 1-A3 and 1-A4 Certificates are the Group 1 Senior Certificates.
(5)	The Class 2-A1, 2-A2, 2-A3 and 2-A4 Certificates are the Group 2 Senior Certificates.
(6)	The Class 1-M1, 1-M2, 1-M3, 1-M4, 1-M5 and 1-M6 are the Group 1 Subordinate Certificates.
(7)	The Class 2-M1, 2-M2, 2-M3, 2-M4, 2-M5 and 2-M6 are the Group 2 Subordinate Certificates.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Available Information

This document summarizes selected information and may not contain all of the information that you need to consider in making your investment decision. Before you invest, you should read the prospectus dated May 22, 2007 (this may be obtained on Lehman Brother’s web site http://www.lehman.com/pub/sasco) conveyed with this document as well as the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. See the information in the legend below to learn how to get these documents.

Risk Factors

The Class 1-A1, 1-A2, 1-A3, 1-A4, 2-A1, 2-A2, 2-A3, 2-A4, 1-M1, 2-M1, 1-M2, 2-M2, 1-M3, 2-M3, 1-M4, 2-M4, 1-M5, 2-M5, 1-M6, 2-M6, M7, M8 and M9 Certificates (the “Offered Certificates”) will be subject to certain risks. You should carefully consider the information provided under “Risk Factors” in the prospectus dated May 22, 2007.

Certificate Definitions

•	The Class 1-A1, 1-A2, 1-A3 and 1-A4 Certificates (collectively the “Group 1 Senior Certificates”).

•	The Class 2-A1, 2-A2, 2-A3 and 2-A4 Certificates (collectively the “Group 2 Senior Certificates”).

•	The Group 1 Senior Certificates together with the Group 2 Senior Certificates ( the “Senior Certificates”).

•	The Class 1-M1, 2-M1, 1-M2, 2-M2, 1-M3, 2-M3, 1-M4, 2-M4, 1-M5, 2-M5, 1-M6, 2-M6, M7, M8 and M9 Certificates (collectively the “Class M Certificates”).

•	The Class 1-M1 and 2-M1 Certificates (collectively the “Class M1 Certificates”).

•	The Class 1-M2 and 2-M2 Certificates (collectively the “Class M2 Certificates”).

•	The Class 1-M3 and 2-M3 Certificates (collectively the “Class M3 Certificates”).

•	The Class 1-M4 and 2-M4 Certificates (collectively the “Class M4 Certificates”).

•	The Class 1-M5 and 2-M5 Certificates (collectively the “Class M5 Certificates”).

•	The Class 1-M6 and 2-M6 Certificates (collectively the “Class M6 Certificates”).

•	The Class 1-M1, 1-M2, 1-M3, 1-M4, 1-M5 and 1-M6 (collectively the “Group 1 Subordinate Certificates”).

•	The Class 2-M1, 2-M2, 2-M3, 2-M4, 2-M5 and 2-M6 (collectively the “Group 2 Subordinate Certificates”).

•	The Group 1 Subordinate Certificates together with the Group 2 Subordinate Certificates (the “Group Subordinate Certificates”).

•	The Class B1 and B2 Certificates (collectively the “Class B Certificates”).

•	The Class M Certificates, together with the Class B Certificates (the “Subordinate Certificates”).

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Summary of Terms

Issuing Entity:	Structured Asset Securities Corporation Mortgage Loan Trust 2007-BC3

Depositor:	Structured Asset Securities Corporation

Trustee:	U.S. Bank, National Association

Securities Administrator:	Wells Fargo Bank, N.A.

Master Servicer:	Aurora Loan Services LLC

Credit Risk Manager:	Clayton Fixed Income Services Inc.

Underwriter:	Lehman Brothers Inc.

Swap Counterparty:	[TBD]

Cap Counterparty:	[TBD]

Distribution Date:	25th of each month, or the next succeeding Business Day, beginning in June 2007.

Cut-off Date:	May 1, 2007

Pricing Date:	May 29, 2007

Closing Date:	May 31, 2007

Settlement Date:	May 31, 2007

Delay Days:	0 day delay

Dated Date:	May 25, 2007

Day Count:	Actual/360

Collection Period:	2nd day of prior month through 1st day of month of such distribution

Credit Risk Manager Fee:	0.009% of the loan principal balance annually.

Final Maturity Reserve Fund Rate:	Prior to the Distribution Date in June 2017, 0.00%. On each Distribution Date beginning with June 2017, 0.80% per annum.

Servicing Fee:	For each Mortgage Loan, servicing fee is equal to 0.50% per annum of the scheduled principal balance of such Mortgage Loan.

Clearing/Registration:	Book-entry through DTC, and only upon request, through Clearstream Luxembourg and Euroclear.

Denomination:
Minimum $25,000; increments $1 in excess thereof for the Senior Certificates, provided that with respect to European Investors only, the Senior Certificates will be sold in minimum total investment amounts of $100,000. Minimum $100,000; increments $1 in excess thereof for the Class M and Class B Certificates.

SMMEA Eligibility:	None of the classes are expected to be SMMEA eligible.

ERISA Eligibility:	The Senior Certificates and Class M Certificates are expected to be ERISA eligible, provided that the investors meet the requirements of certain investor-based or statutory exemptions.

Tax Status:	REMIC for Federal income tax purposes.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

		Principal	% of
	Mortgage	Balance	Principal
Originators*	Loans	($)	Balance
BNC	2,254	$502,620,221.15	60.48%
Peoples Choice Home Loan, Inc.	590	140,541,862.06	16.91
National City Mortgage Company	388	68,159,888.98	8.20
Fieldstone Mortgage Company	239	56,030,403.28	6.74
EquiFirst	126	29,870,618.06	3.59
Lehman Brothers Bank	82	15,697,599.20	1.89
Wells Fargo Bank, N.A.	50	6,909,672.59	0.83
Ace Mortgage Funding LLC	33	6,450,001.20	0.78
Freedom Mortgage Corp.	21	4,827,255.47	0.58
Total:	3,783	$831,107,521.99	100.00%

		Principal	% of
	Mortgage	Balance	Principal
Servicers*	Loans	($)	Balance
JP Morgan Chase	2,242	$500,090,196.97	60.17%
Wells Fargo Bank, N.A.	1,175	249,832,586.59	30.06
Select Portfolio Servicing Inc.	251	59,037,138.03	7.10
Aurora Loan Services LLC	115	22,147,600.40	2.66
Total:	3,783	$831,107,521.99	100.00%

* Information herein is as of the Cut-off Date.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Principal Payment Priority

On the Business Day prior to each Distribution Date, principal in the amount of any Net Swap Payment or swap termination payment (not due to a breach by the Swap Counterparty) due to the Swap Counterparty and remaining unpaid (after application of the Interest Payment Priority), will be deposited into the Swap Account and paid as described in the Swap Account Payment Priority, to be paid from each of Group 1 and Group 2 in proportion to the aggregate collateral balance of each such group and then from the unrelated group, to the extent unpaid. Any funds remaining will be paid on each Distribution Date in the following order of priority:

I.	Prior to the Stepdown Date, or whenever a Trigger Event is in effect, the principal distribution amount will be distributed as follows:

1)	Concurrently, to the Group 1 Senior Certificates and the Group 2 Senior Certificates:

A.	All principal from Group 1 will be paid to the Class 1-A1, 1-A2, 1-A3 and 1-A4 Certificates, sequentially and in that order, until each such class has been reduced to zero; and

B.	All principal from Group 2 will be paid to the Class 2-A1, 2-A2, 2-A3 and 2-A4 Certificates, sequentially and in that order, until each such class has been reduced to zero;

2)
If the Senior Certificates related to either group have been retired, all principal from that group will be allocated to the Senior Certificates of the unrelated group, to be paid as described above, until all the Senior Certificates have been reduced to zero;

3)	Concurrently, to the Group 1 Subordinate Certificates and the Group 2 Subordinate Certificates:

A.
All remaining principal from Group 1 will be paid to the Class 1-M1, 1-M2, 1-M3, 1-M4, 1-M5 and 1-M6 Certificates, sequentially and in that order, until each such class has been reduced to zero, provided, however, if the principal balance of any class of the Group 1 Subordinate Certificates has been reduced to zero while the Group 2 Subordinate Certificates of equivalent priority remain outstanding, all principal available from Group 1 will be allocated to the class of Group 2 Subordinate Certificates of equivalent priority until such equivalent class of Group 2 Subordinate Certificates have been reduced to zero; and

B.
All remaining principal from Group 2 will be paid to the Class 2-M1, 2-M2, 2-M3, 2-M4, 2-M5 and 2-M6 Certificates, sequentially and in that order, until each such class has been reduced to zero provided, however, if the principal balance of any class of the Group 2 Subordinate Certificates has been reduced to zero while the Group 1 Subordinate Certificates of equivalent priority remain outstanding, all principal available from Group 2 will be allocated to the class of Group 1 Subordinate Certificates of equivalent priority until such equivalent class of Group 1 Subordinate Certificates have been reduced to zero;

4)	All remaining principal from each group will be paid to the Class M7, M8, M9, B1 and B2 Certificates, sequentially and in that order, until each such class has been reduced to zero; and

5)	Any remaining principal distribution amount from each group for such Distribution Date will be distributed according to the Monthly Excess Cashflow Priority below.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

II.	On or after the Stepdown Date and as long as a Trigger Event is not in effect, the principal distribution amount for each group will be distributed as follows:

1)
All principal from each group will be allocated to the related Senior Certificates, to be paid as described in (I)(1) above; provided, however, that principal will only be allocated to the Senior Certificates in the amount required to achieve the Targeted Senior Enhancement Percentage (as defined herein) in the aggregate;

2)
If the Senior Certificates related to either group have been retired, all principal from that group will be allocated to the Senior Certificates of the unrelated group, to be paid as described above, until the Targeted Senior Enhancement Percentage has been reached in the aggregate;

3)
All remaining principal from either group will be allocated to the related Group Subordinate Certificates, to be paid as described in (I)(3) above; provided, however, that principal will only be allocated to the Group Subordinate Certificates until the credit enhancement behind each such class is equal to two times the related initial credit enhancement percentage;

4)
All remaining principal from each group will be paid to the Class M7, M8, M9, B1 and B2 Certificates, sequentially and in that order, until the credit enhancement behind each such class is equal to two times the related initial credit enhancement percentage; and

5)	Any remaining principal distribution amount from each group for such Distribution Date will be distributed according to the Monthly Excess Cashflow Priority below.

The Stepdown Date is the earlier of (x) the first Distribution Date following the Distribution Date on which the Class Principal Amount of each of the Senior Certificates has been reduced to zero or (y) the later of (i) the Distribution Date upon which the Senior Enhancement Percentage (as defined herein) is greater than or equal to [42.90]% (the “Targeted Senior Enhancement Percentage”) or (ii) the 37th distribution date.

Interest Payment Priority

The “Interest Rate” for the Senior Certificates and the Subordinate Certificates (the “LIBOR Certificates”) will be equal to the lesser of (i) one-month LIBOR plus their respective margins and (ii) the applicable Net Funds Cap (as defined herein). Interest for the LIBOR Certificates will be calculated on an actual/360 basis.

The “Accrual Period” for the LIBOR Certificates for each Distribution Date will be the one-month period beginning on the immediately preceding Distribution Date (or on May 25, 2007, in the case of the first Accrual Period) and ending on the day immediately preceding the related Distribution Date.

Interest received or advanced on each Distribution Date (or the Business Day prior to each Distribution Date in the case of payments pursuant to (2) and (3) below) will be allocated in the following priority:

1)	To pay Servicing Fees;

2)
To deposit into the Swap Account (as defined below) any Net Swap Payment (as defined below) or any swap termination payment (not due to a breach by the Swap Counterparty) owed to the Swap Counterparty pursuant to the swap agreement to be paid from interest allocable to Group 1 and Group 2, respectively, in an amount proportionate to the aggregate collateral balance of the related group;

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

3)
To deposit into the Swap Account any Net Swap Payment or any swap termination payment (not due to a breach by the Swap Counterparty) owed to the Swap Counterparty pursuant to the swap agreement, from the unrelated group, to the extent not paid above;

4)
On each Distribution Date beginning in June 2017, to the Final Maturity Reserve Account, the Final Maturity Reserve Fund Amount from the related group and then from the unrelated group, to the extent unpaid;

5)	To pay Current Interest and Carryforward Interest to the Group 1 Senior Certificates from interest allocable to Group 1, on a pro rata basis, based on the interest entitlements of each such class;

6)	To pay Current Interest and Carryforward Interest to the Group 2 Senior Certificates from interest allocable to Group 2, on a pro rata basis, based on interest entitlements of each such class;

7)
To pay Current Interest and Carryforward Interest to the Senior Certificates from the unrelated group, on a pro rata basis, based on interest entitlements of each such class, to the extent not paid above;

8)	Concurrently, to the Group 1 Subordinate Certificates and the Group 2 Subordinate Certificates:

A.
To pay Current Interest and Carryforward Interest to the Class 1-M1, 1-M2, 1-M3, 1-M4, 1-M5 and 1-M6 Certificates, sequentially and in that order, from interest allocable to Group 1, provided, however, if any allocable interest to any class of the Group 2 Subordinate Certificates remains unpaid, any interest available from Group 1 after such equivalent class from the Group 1 Subordinate Certificates has been paid its allocable interest, will be paid to such equivalent class of Group 2 Subordinate Certificates based on its interest entitlements; and

B.
To pay Current Interest and Carryforward Interest to the Class 2-M1, 2-M2, 2-M3, 2-M4, 2-M5 and 2-M6 Certificates, sequentially and in that order, from interest allocable to Group 2, provided, however, if any allocable interest to any class of the Group 1 Subordinate Certificates remains unpaid, any interest available from Group 2 after such equivalent class from the Group 2 Subordinate Certificates has been paid its allocable interest, will be paid to such equivalent class of Group 1 Subordinate Certificates based on its interest entitlements;

9)	To pay Current Interest and Carryforward Interest to the Class M7, M8, M9, B1 and B2 Certificates, sequentially and in that order;

10)	To pay the Credit Risk Manager Fee;

11)	To pay to the Trustee previously unreimbursed extraordinary costs, liabilities and expenses, to the extent provided in the Trust Agreement; and

12)
Any interest remaining after the application of priorities (1) through (11) above will be deemed excess interest for such Distribution Date and will be distributed according to the Monthly Excess Cashflow Priority below.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Monthly Excess Cashflow Priority

The amount of any excess interest, together with (a) a portion of principal collections equal to any amount of overcollateralization in excess of the required level of overcollateralization and (b) a certain amount of the principal distribution amount not paid to the Certificates will be applied as “excess cashflow” in the following priority:

1)
To the Senior Certificates and Subordinate Certificates, as principal, in accordance with the principal distribution rules in effect for such Distribution Date, as needed to maintain the Overcollateralization Target for such Distribution Date;

2)	To pay sequentially, as principal, to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, any Deferred Amounts;

3)
To pay concurrently in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the Senior Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts;

4)	To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, in that order, any respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts;

5)	To pay any swap termination payment to the Swap Counterparty, to the extent the termination is due to a default on the part of the Swap Counterparty; and

6)	All remaining amounts to the holder of the Class X Certificates.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Interest Rate Swap Agreement

The 71-month Interest Rate Swap Agreement (the “Swap Agreement”) will obligate the supplemental interest trust to pay a predetermined annual rate (as shown below) on the swap notional amount in each period. The supplemental interest trust will receive payments equal to an annual rate of one-month LIBOR on the swap notional amount for each period over the life of the Swap Agreement. Payments on both legs of the swap are calculated on an actual/360 basis. The payments will be netted against each other each month (the “Net Swap Payment”) and will be deposited into an account (the “Swap Account”).

Month	Approximate Notional Balance ($)	Rate of Payment by Trust (%)	Month	Approximate Notional Balance ($)	Rate of Payment by Trust (%)
1	0.00	0.00	37	103,744,000.00	5.08
2	795,008,000.00	5.44	38	98,649,000.00	5.10
3	770,932,000.00	5.43	39	93,804,000.00	5.11
4	747,569,000.00	5.41	40	89,210,000.00	5.12
5	724,897,000.00	5.38	41	84,783,000.00	5.13
6	702,898,000.00	5.36	42	80,690,000.00	5.14
7	681,548,000.00	5.33	43	76,681,000.00	5.15
8	660,833,000.00	5.29	44	72,922,000.00	5.15
9	640,731,000.00	5.25	45	69,329,000.00	5.16
10	621,224,000.00	5.22	46	65,905,000.00	5.17
11	602,295,000.00	5.17	47	62,731,000.00	5.18
12	583,925,000.00	5.14	48	59,640,000.00	5.18
13	564,793,000.00	5.10	49	56,717,000.00	5.19
14	545,867,000.00	5.07	50	53,877,000.00	5.20
15	523,897,000.00	5.05	51	51,288,000.00	5.21
16	502,181,000.00	5.03	52	48,782,000.00	5.22
17	480,630,000.00	5.02	53	46,360,000.00	5.23
18	459,497,000.00	5.01	54	44,103,000.00	5.23
19	438,613,000.00	5.00	55	41,932,000.00	5.24
20	418,150,000.00	5.00	56	39,844,000.00	5.25
21	398,018,000.00	4.99	57	37,922,000.00	5.26
22	378,305,000.00	4.98	58	36,002,000.00	5.26
23	359,094,000.00	4.98	59	34,249,000.00	5.27
24	340,382,000.00	4.98	60	32,578,000.00	5.28
25	275,732,000.00	4.98	61	30,949,000.00	5.29
26	240,982,000.00	4.97	62	29,419,000.00	5.29
27	210,662,000.00	4.98	63	27,967,000.00	5.30
28	187,608,000.00	4.99	64	26,586,000.00	5.31
29	169,565,000.00	5.00	65	25,273,000.00	5.32
30	155,281,000.00	5.01	66	24,023,000.00	5.33
31	143,837,000.00	5.02	67	22,837,000.00	5.34
32	134,482,000.00	5.03	68	21,709,000.00	5.34
33	126,882,000.00	5.04	69	20,636,000.00	5.35
34	120,616,000.00	5.05	70	19,618,000.00	5.36
35	114,686,000.00	5.06	71	18,649,000.00	5.37
36	109,090,000.00	5.07	72	17,727,000.00	5.37

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Swap Account Payment Priority

All payments due under the Swap Agreement and any swap termination payment pursuant to the Swap Agreement will be deposited into the Swap Account, and allocated in the following order of priority after making payments described under “Interest Payment Priority” and “Monthly Excess Cashflow Priority” above:

(1)	To pay any Net Swap Payment owed to the Swap Counterparty pursuant to the Swap Agreement;

(2)	To pay any swap termination payment to the Swap Counterparty, to the extent the termination is not due to a default on the part of the Swap Counterparty;

(3)	To pay Current Interest and Carryforward Interest to the Senior Certificates on a pro rata basis, based on interest entitlements of each such class, to the extent unpaid;

(4)	To pay Current Interest and Carryforward Interest to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, sequentially and in that order, to the extent unpaid;

(5)	To be paid as principal, in accordance with the principal distribution rules in effect for such Distribution Date, as needed to maintain the Overcollateralization Target for such Distribution Date*;

(6)	To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, in that order, any Deferred Amounts, to the extent unpaid*;

(7)
To pay concurrently in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the Senior Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid;

(8)
To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, in that order, any respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid;

(9)	For the purchase of any replacement interest rate swap agreement (if necessary);

(10)	To pay any swap termination payment to the Swap Counterparty, to the extent the termination is due to a default on the part of the Swap Counterparty; and

(11)	All remaining amounts to the holder of the Class X Certificates.

*Amounts paid under steps (5) and (6) of the Swap Account Payment Priority and (3) and (4) of the Interest Rate Cap Payment Priority (taking into account all previous distributions made under such priorities) must be limited to Cumulative Realized Losses.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Interest Rate Cap Agreement

An Interest Rate Cap Agreement will be purchased for the benefit of the trust fund. The 47-month Interest Rate Cap Agreement will have a strike rate of 6.50% and will contribute cash in the event one-month LIBOR rises above the strike rate.

The notional balance of the Interest Rate Cap Agreement will amortize according to its schedule. The table below is an approximation of the schedule for the interest rate cap that will be purchased.

Month	Approximate Notional Balance ($)	Month	Approximate Notional Balance ($)
1	0.00	31	74,532,000.00
2	0.00	32	74,248,000.00
3	0.00	33	73,352,000.00
4	0.00	34	72,019,000.00
5	0.00	35	70,662,000.00
6	0.00	36	69,279,000.00
7	0.00	37	67,900,000.00
8	0.00	38	66,524,000.00
9	0.00	39	65,146,000.00
10	0.00	40	63,764,000.00
11	0.00	41	62,410,000.00
12	0.00	42	61,010,000.00
13	0.00	43	59,667,000.00
14	686,000.00	44	58,309,000.00
15	2,871,000.00	45	56,967,000.00
16	5,158,000.00	46	55,639,000.00
17	7,578,000.00	47	54,287,000.00
18	10,018,000.00	48	52,981,000.00
19	12,545,000.00	49	51,680,000.00
20	15,080,000.00	50	50,420,000.00
21	17,655,000.00	51	49,126,000.00
22	20,241,000.00	52	47,868,000.00
23	22,790,000.00	53	46,644,000.00
24	25,294,000.00	54	45,415,000.00
25	47,249,000.00	55	44,216,000.00
26	56,800,000.00	56	43,044,000.00
27	64,640,000.00	57	41,863,000.00
28	69,572,000.00	58	40,737,000.00
29	72,540,000.00	59	39,593,000.00
30	74,066,000.00	60	38,469,000.00

One business day prior to each Distribution Date, the cap provider will make payments equal to the product of (a) the Interest Rate Cap Agreement notional balance for that month, (b) the excess, if any, of one-month LIBOR for such determination date over the strike rate and (c) the actual number of days in the corresponding Accrual Period divided by 360.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Interest Rate Cap Payment Priority

All payments due under the Interest Rate Cap Agreement will be allocated in the following order of priority after making payments described under “Swap Account Payment Priority” above:

(1)	To pay Current Interest and Carryforward Interest to the Senior Certificates, on a pro rata basis, based on interest entitlements of each such class, to the extent unpaid;

(2)	To pay Current Interest and Carryforward Interest to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, sequentially and in that order, to the extent unpaid;

(3)	To be paid as principal, in accordance with the principal distribution rules in effect for such Distribution Date, as needed to maintain the Overcollateralization Target for such Distribution Date*;

(4)	To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, in that order, any Deferred Amounts, to the extent unpaid*;

(5)
To pay concurrently, in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the Senior Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid;

(6)
To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, in that order, any respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid;

(7)	For the purchase of any replacement interest rate cap agreement (if necessary); and

(8)	All remaining amounts to the holder of the Class X Certificates.

*Amounts paid under steps (5) and (6) of the Swap Account Payment Priority and (3) and (4) of the Interest Rate Cap Payment Priority (taking into account all previous distributions made under such priorities) must be limited to Cumulative Realized Losses.

A Swap or Cap Counterparty will have (a) either (i) the unsecured, short-term debt obligations rated at least “A1” by S&P or (ii) if the counterparty does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations rated at least “A+” by S&P, (b) either (i) the unsecured, long-term senior debt obligations rated at least “A2” by Moody’s and the unsecured, short-term debt obligations rated at least “P-1” by Moody’s, or (ii) if such counterparty does not have a short-term debt rating from Moody’s, the unsecured, long-term senior debt obligations rated at least “A1” by Moody’s, and (c) either (i) the unsecured, long-term senior debt obligations are rated at least “A” by Fitch or (ii) the unsecured, short-term debt obligations are rated at least “F1” by Fitch.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Final Maturity Reserve Trust

For each group and each Distribution Date beginning in June 2017, on which the aggregate outstanding principal balance of the forty-year Mortgage Loans is greater than the amount specified in Annex A, an amount (the “Final Maturity Reserve Fund Amount”) equal to the lesser of (A) the product of (x) the Final Maturity Reserve Fund Rate, (y) the aggregate outstanding principal balance of the forty-year Mortgage Loans for the related group on such Distribution Date and (z) a fraction, the numerator of which is the actual number of days in the related Accrual Period and the denominator of which is 360 and (B) the product of (a) the Final Maturity Reserve Shortfall for such Distribution Date and (b) a fraction, the numerator of which is the related group collateral balance for such Distribution Date and the denominator of which is the aggregate collateral balance for such Distribution Date will be deposited into the account (“Final Maturity Reserve Account”), until the amounts on deposit are equal to the lesser of (i) the aggregate principal amount of the Certificates or (ii) the aggregate outstanding principal balance of the forty-year Mortgage Loans. On the earlier of the termination of the trust fund or the Distribution Date in June 2037, amounts on deposit in the Final Maturity Reserve Account will be distributed as principal and interest on the Certificates.

A “Final Maturity Reserve Shortfall” for each Distribution Date is the lesser of (A) the excess of (i) the aggregate outstanding principal balance of the forty-year Mortgage Loans over (ii) the amounts on deposit in the Final Maturity Reserve Account or (B) the excess of (x) the aggregate principal amount of the Certificates after giving effect to distributions on such Distribution Date over (y) the amounts on deposit in the Final Maturity Reserve Account.

Final Maturity Reserve Account Priority

On the earlier of the termination of the trust fund or the Distribution Date in June 2037, amounts on deposit in the Final Maturity Reserve Account will be distributed as follows after giving effect to all principal and interest distributions for such Distribution Date:

(1)	To be paid as principal to the Senior Certificates, on a pro rata basis, until reduced to zero;

(2)	To be paid as principal to the Subordinate Certificates, in accordance with the principal distribution rules for such Distribution Date until each such class has been reduced to zero;

(3)	To pay Current Interest and Carryforward Interest to the Senior Certificates, on a pro rata basis, based on interest entitlements of each such class, to the extent unpaid;

(4)	To pay Current Interest and Carryforward Interest to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, sequentially and in that order, to the extent unpaid;

(5)	To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, in that order, any Deferred Amounts, to the extent unpaid;

(6)
To pay concurrently, in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the Senior Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid;

(7)	To pay to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, any respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts; and

(8)	All remaining amounts to the holder of the Class X Certificates.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Carryforward Interest

“Carryforward Interest” for any class of LIBOR Certificates for any Distribution Date will be the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such class on such immediately preceding Distribution Date, and (2) interest on such amount for the related Accrual Period at the applicable Interest Rate.

Current Interest

“Current Interest” for any class of LIBOR Certificates for any Distribution Date will be the aggregate amount of interest accrued at the applicable Interest Rate during the related Accrual Period on the Class Principal Amount of that class.

Net Funds Cap

For each Distribution Date and for (i) the Group 1 Senior Certificates and the Group 1 Subordinate Certificates (the “Group 1 Certificates”) on or before the Distribution Date on which the Group 2 Senior Certificates and Group 2 Subordinate Certificates (the “Group 2 Certificates”) have been reduced to zero and (ii) the Group 2 Certificates on or before the Distribution Date on which the Group 1 Certificates have been reduced to zero, the “Group 1 Net Funds Cap” or “Group 2 Net Funds Cap” for each Distribution Date will be an annual rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the excess, if any, of (i) the related Optimal Interest Remittance Amount (as defined below) for such date over (ii) the sum of (x) the proportionate share of any Net Swap Payment and any swap termination payment (not due to a breach by the Swap Counterparty) due to the Swap Counterparty and (y) the related Final Maturity Reserve Fund Amount and (2) 12, and the denominator of which is the group collateral balance as of the first day of the related Collection Period, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period.

For each Distribution Date and for (i) the Group 1 Certificates after the Distribution Date on which the Group 2 Certificates have been reduced to zero, (ii) the Group 2 Certificates after the Distribution Date on which the Group 1 Certificates have been reduced to zero and (iii) the Class M7, M8, M9, B1 and B2 Certificates, the “Net Funds Cap” for any Distribution Date will be the weighted average of the Group 1 Net Funds Cap and the Group 2 Net Funds Cap, weighted on the basis of their Group Subordinate Amounts; provided, however, on any Distribution Date after the Group 1 Certificates or the Group 2 Certificates have been reduced to zero, such weighting shall be on the basis of the collateral balance of each group.

The “Group Subordinate Amount” will be equal to the excess of the related group collateral balance for the immediately preceding Distribution Date over the Group 1 and Group 2 Certificates, respectively.

The “Optimal Interest Remittance Amount” with respect to each Distribution Date and each group will be equal to the product of (A) (x) the weighted average of the Net Mortgage Rates (as defined below) of the Mortgage Loans in the group, as of the first day of the related Collection Period divided by (y) 12 and (B) the related group collateral balance as of the first day of the related Collection Period.

The “Net Mortgage Rate” with respect to any Mortgage Loan will be the Mortgage Rate thereof reduced by the Servicing Fee Rate.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Credit Risk Manager

Clayton Fixed Income Services Inc. (“CFISI”) will act as a credit risk manager on behalf of the Trust. CFISI’s primary function will be to monitor and advise the servicers with respect to default management and reporting for the benefit of the Trust. The following summarizes some of CFISI’s monthly activities:

•     Monitoring of all loans that are 60 or more days delinquent to ensure all foreclosure timelines are met or forbearance plans are established.

•     Review of the prepayment premium collections by the servicers.

Origination and Servicing

The Mortgage Loans were originated by BNC Mortgage (60.48%), Peoples Choice Home Loan Inc. (16.91%), National City Mortgage Company (8.20%), Fieldstone Mortgage Company (6.74%), EquiFirst (3.59%), Lehman Brothers Bank (1.89%) and other originators that individually do not make up greater than 1% of the aggregate collateral balance as of the Cut-off Date.

As of the Cut-off Date the loans are serviced by JPMorgan Chase (60.17%), Wells Fargo Bank, N.A. (30.06%), Select Portfolio Servicing Inc. (7.10%) and Aurora Loan Services LLC (2.66%).

Approximately 44.13% of the mortgage loans expected to be in the trust fund on the Closing Date are first lien loans with original loan-to-value ratios greater than 80%. None of such mortgage loans with original loan-to-value ratios in excess of 80% are covered by a primary mortgage insurance policy.

Basis Risk Shortfall

With respect to each Distribution Date, to the extent that (a) the amount of interest payable to a class, as calculated without regard to the applicable Net Funds Cap, exceeds (b) the amount calculated at the applicable Net Funds Cap (such excess, a “Basis Risk Shortfall”), that class will be entitled to the amount of such Basis Risk Shortfall and Unpaid Basis Risk Shortfall, before the Class X, Class LT-R and Class R Certificates are entitled to any distributions. The “Unpaid Basis Risk Shortfall” for any class of LIBOR Certificates on any Distribution Date will be the aggregate of all Basis Risk Shortfalls for such class for all previous Distribution Dates, together with interest thereon at the applicable Interest Rate, less all payments made with respect to such class in respect of such Basis Risk Shortfalls on or prior to such Distribution Date.

Losses

Losses will be incurred when the principal balance of a liquidated Mortgage Loan is greater than the net liquidation proceeds. Losses are allocated in the following order: excess spread, overcollateralization, the Class B Certificates in inverse order of priority and the Class M Certificates in inverse order of priority. Allocation of losses on the Group Subordinate Certificates will be allocated to each class of equivalent priority on a pro rata basis. The allocation of losses to a subordinate class will result in a writedown of its Class Principal Amount and is referred to as an “Applied Loss Amount”. Amounts representing losses on the Mortgage Loans will not be applied to the Senior Certificates; however, if the applicable subordination is insufficient to absorb losses, then the holders of the Senior Certificates may incur losses and may never receive all of their principal payments. The balance of the Senior Certificates will not be reduced by allocation of Applied Loss Amounts.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Deferred Amount & Subsequent Recoveries

With respect to each Distribution Date, the “Deferred Amount” for each class of Class M Certificates and each of Class B Certificates will be equal to the amount by which (x) the aggregate of Applied Loss Amounts previously applied in reduction of the Class Principal Amount thereof exceeds (y) the sum of (i) the aggregate of amounts previously distributed in reimbursement thereof and (ii) the amount by which the Class Principal Amount of such class has been increased due to Subsequent Recoveries.

A “Subsequent Recovery” is an amount recovered with respect to a Mortgage Loan after it has been liquidated and the loss has been passed through to the trust fund. Subsequent Recoveries will increase the principal amount of classes which have been allocated an Applied Loss Amount, in order of seniority, by an amount equal to the lesser of (i) the outstanding Deferred Amount for such class and (ii) the amount of Subsequent Recoveries available after application to more senior classes. Funds related to Subsequent Recoveries will be included in the remittance amount for the related Distribution Date.

10% Optional Redemption

The transaction can be called by the Master Servicer, Aurora Loan Services LLC (an affiliate of Lehman Brothers), on any Distribution Date following the month in which the loan principal balance of the Mortgage Loans is reduced to less than 10% of the Cut-off Date collateral balance. If the optional redemption is not exercised on the first Distribution Date on which it is able to be exercised, beginning with the next succeeding Distribution Date, the margins on the Senior Certificates will double and the margins on the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates will increase to 1.5 times their initial margins.

Credit Enhancement

Subordination

The Senior Certificates will have limited protection by means of the subordination of the Class M and Class B Certificates. The Senior Certificates will have the preferential right to receive interest due to them and principal available for distribution over classes having a lower priority of distribution. Each class of Class M Certificates will be senior to all other classes of Class M Certificates with a higher numerical designation and the Class B Certificates. If on any Distribution Date after giving effect to all realized losses and distributions of principal on such Distribution Date, the aggregate Class Principal Amount of all the Senior Certificates, Class M and Class B Certificates exceeds the aggregate collateral balance, the Class B Certificates and the Class M Certificates will be reduced by the Applied Loss Amount in the following order: to the Class B Certificates, until the Class B Certificates have been reduced to zero; then to the Class M Certificates in inverse order of priority, until all of the Class M Certificates have each been reduced to zero. Allocation of Applied Realized Losses with respect to the Group Subordinate Certificates will be allocated to each class of equivalent priority on a pro rata basis.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Overcollateralization

Excess interest may be used to pay down the Certificates so the aggregate collateral balance exceeds the aggregate certificate balance (“Overcollateralization” or “OC”). Excess interest will be used to maintain the OC Target.

Prior to the Stepdown Date, the OC Target with respect to any Distribution Date is equal to the initial OC, which is approximately 1.80% of the Cut-off Date collateral balance. The OC Target with respect to any Distribution Date on or after the Stepdown Date and for which a Trigger Event is not in effect is equal to the greater of (i) the lesser of (a) approximately 1.80% of the Cut-off Date collateral balance and (b) approximately 3.60% of the current collateral balance, after giving effect to distributions on that Distribution Date, and (ii) approximately 0.50% of the Cut-off Date collateral balance. For any Distribution Date on or after the Stepdown Date and for which a Trigger Event is in effect, the OC Target will be equal to the OC Target for the immediately preceding Distribution Date.

Trigger Events

A “Trigger Event” will have occurred with respect to any Distribution Date (x) if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding month equals or exceeds (1) [37.30]% of the Senior Enhancement Percentage for that Distribution Date, or (2) with respect to any Distribution Date on or after the Distribution Date on which the aggregate Class Principal Amount of the Senior Certificates has been reduced to zero, [48.30]% of the Class M1 Enhancement Percentage, or (y) if the Cumulative Realized Losses exceed:

Distribution Date	Loss Percentage

June 2009 to May 2010	[1.30]% for the first month, plus an additional 1/12th of [1.55]% for each month thereafter

June 2010 to May 2011	[2.85]% for the first month, plus an additional 1/12th of [1.65]% for each month thereafter

June 2011 to May 2012	[4.50]% for the first month, plus an additional 1/12th of [1.35]% for each month thereafter

June 2012 to May 2013	[5.85]% for the first month, plus an additional 1/12th of [0.70]% for each month thereafter

June 2013 and thereafter	[6.55]%

The “Rolling Three Month Delinquency Rate” with respect to any Distribution Date will be the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months.
The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

The “Delinquency Rate” for any month will be the fraction, expressed as a percentage, the numerator of which is the aggregate collateral balance of (i) all Mortgage Loans 60 or more days delinquent (including each Mortgage Loan 60 or more days delinquent for which the mortgagor has filed for bankruptcy after the Closing Date), and (ii) each Mortgage Loan in foreclosure and all REO Properties as of the close of business on the last day of such month, and the denominator of which is the aggregate collateral balance as of the close of business on the last day of such month.

“Cumulative Realized Losses” with respect to any Distribution Date will be equal to the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of Cumulative Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the last day of the related Collection Period by (y) the Cut-off Date collateral balance.

The “Senior Enhancement Percentage” for any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Amount of the Class M Certificates, the Class B Certificates and the Overcollateralization Amount (which, for purposes of this definition only, will not be less than zero), and the denominator of which is the aggregate collateral balance, after giving effect to distributions on that Distribution Date.

The “Class M1 Enhancement Percentage” for any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Amount of the Class M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates and the Overcollateralization Amount (which, for purposes of this definition only, will not be less than zero), and the denominator of which is the aggregate collateral balance, after giving effect to distributions on that Distribution Date.

The “Overcollateralization Amount” with respect to any Distribution Date is equal to the excess of (a) the aggregate collateral balance of the Mortgage Loans over (b) the aggregate Class Principal Amount of the Senior Certificates and the Subordinate Certificates, after giving effect to distributions on such Distribution Date.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Lehman Brothers Contacts

MBS Trading	Matt Miller	(212) 526-8315
	Alar Randmere	(212) 526-8315
	Sumit Chhabra	(212) 526-8315
	Alok Sharma	(212) 526-8315
	Namit Sinha	(212) 526-8315
	David Wong	(212) 526-8315
	Domenic Tripodi	(212) 526-8315
	Shinjit Ghosh	(212) 526-8315
	Tyler Peters	(212) 526-8315

Syndicate	Dan Covello	(212) 526-9519
	Pat Quinn	(212) 526-9519
	Matt Dunn	(212) 526-9519

MBS Banking	Ellen Kiernan	(212) 526-4279
	Angel Lau	(212) 526-9245
	Christina Barretto	(212) 526-2185
	Patrick Fruzzetti	(212) 526-2693
	Trevor Harris	(212) 526-2964
	Allan Riska	(212) 526-7512

Rating Agency Contacts

S&P	Carissa L. Hinman	(212) 438-1567
Moody’s	Brian Burchfield	(212) 553-4630
Fitch	Lori Samuels	(212) 908-0264
DBRS	Sagar Kongettira	(212) 806-3266

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To 10% Call

% CPR	20%	25%	30%	35%	40%

Class 1-A1
Avg. Life (yrs)	1.27	1.00	0.81	0.68	0.58
Window (mos)	1-34	1-26	1-21	1-18	1-15
Expected Final Mat.	3/25/2010	7/25/2009	2/25/2009	11/25/2008	8/25/2008

Class 1-A2
Avg. Life (yrs)	3.26	2.46	2.00	1.66	1.41
Window (mos)	34-47	26-33	21-27	18-22	15-19
Expected Final Mat.	4/25/2011	2/25/2010	8/25/2009	3/25/2009	12/25/2008

Class 1-A3
Avg. Life (yrs)	6.11	4.69	3.44	2.36	2.00
Window (mos)	47-114	33-89	27-73	22-36	19-30
Expected Final Mat.	11/25/2016	10/25/2014	6/25/2013	5/25/2010	11/25/2009

Class 1-A4
Avg. Life (yrs)	10.10	7.94	6.45	5.07	2.74
Window (mos)	114-122	89-96	73-78	36-65	30-36
Expected Final Mat.	7/25/2017	5/25/2015	11/25/2013	10/25/2012	5/25/2010

Class 2-A1
Avg. Life (yrs)	1.27	1.00	0.81	0.68	0.58
Window (mos)	1-34	1-26	1-21	1-18	1-15
Expected Final Mat.	3/25/2010	7/25/2009	2/25/2009	11/25/2008	8/25/2008

Class 2-A2
Avg. Life (yrs)	3.27	2.47	2.00	1.66	1.41
Window (mos)	34-47	26-33	21-27	18-22	15-19
Expected Final Mat.	4/25/2011	2/25/2010	8/25/2009	3/25/2009	12/25/2008

Class 2-A3
Avg. Life (yrs)	6.12	4.70	3.44	2.36	2.00
Window (mos)	47-114	33-89	27-72	22-36	19-30
Expected Final Mat.	11/25/2016	10/25/2014	5/25/2013	5/25/2010	11/25/2009

Class 2-A4
Avg. Life (yrs)	10.10	7.94	6.45	5.08	2.75
Window (mos)	114-122	89-96	72-78	36-65	30-36
Expected Final Mat.	7/25/2017	5/25/2015	11/25/2013	10/25/2012	5/25/2010

Class 1-M1
Avg. Life (yrs)	6.57	5.30	4.78	4.89	4.52
Window (mos)	37-122	41-96	45-78	51-65	36-55
Expected Final Mat.	7/25/2017	5/25/2015	11/25/2013	10/25/2012	12/25/2011

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To 10% Call

% CPR	20%	25%	30%	35%	40%

Class 2-M1
Avg. Life (yrs)	6.57	5.30	4.78	4.89	4.52
Window (mos)	37-122	41-96	45-78	51-65	36-55
Expected Final Mat.	7/25/2017	5/25/2015	11/25/2013	10/25/2012	12/25/2011

Class 1-M2
Avg. Life (yrs)	6.57	5.27	4.61	4.41	4.54
Window (mos)	37-122	40-96	43-78	47-65	52-55
Expected Final Mat.	7/25/2017	5/25/2015	11/25/2013	10/25/2012	12/25/2011

Class 2-M2
Avg. Life (yrs)	6.57	5.27	4.61	4.41	4.54
Window (mos)	37-122	40-96	43-78	47-65	52-55
Expected Final Mat.	7/25/2017	5/25/2015	11/25/2013	10/25/2012	12/25/2011

Class 1-M3
Avg. Life (yrs)	6.57	5.25	4.55	4.24	4.26
Window (mos)	37-122	39-96	42-78	45-65	49-55
Expected Final Mat.	7/25/2017	5/25/2015	11/25/2013	10/25/2012	12/25/2011

Class 2-M3
Avg. Life (yrs)	6.57	5.25	4.55	4.24	4.26
Window (mos)	37-122	39-96	42-78	45-65	49-55
Expected Final Mat.	7/25/2017	5/25/2015	11/25/2013	10/25/2012	12/25/2011

Class 1-M4
Avg. Life (yrs)	6.57	5.24	4.51	4.14	4.06
Window (mos)	37-122	39-96	41-78	43-65	46-55
Expected Final Mat.	7/25/2017	5/25/2015	11/25/2013	10/25/2012	12/25/2011

Class 2-M4
Avg. Life (yrs)	6.57	5.24	4.51	4.14	4.06
Window (mos)	37-122	39-96	41-78	43-65	46-55
Expected Final Mat.	7/25/2017	5/25/2015	11/25/2013	10/25/2012	12/25/2011

Class 1-M5
Avg. Life (yrs)	6.57	5.23	4.47	4.08	3.92
Window (mos)	37-122	38-96	40-78	42-65	44-55
Expected Final Mat.	7/25/2017	5/25/2015	11/25/2013	10/25/2012	12/25/2011

Class 2-M5
Avg. Life (yrs)	6.57	5.23	4.47	4.08	3.92
Window (mos)	37-122	38-96	40-78	42-65	44-55
Expected Final Mat.	7/25/2017	5/25/2015	11/25/2013	10/25/2012	12/25/2011

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To 10% Call

% CPR	20%	25%	30%	35%	40%

Class 1-M6
Avg. Life (yrs)	6.57	5.23	4.46	4.02	3.83
Window (mos)	37-122	38-96	39-78	41-65	43-55
Expected Final Mat.	7/25/2017	5/25/2015	11/25/2013	10/25/2012	12/25/2011

Class 2-M6
Avg. Life (yrs)	6.57	5.22	4.46	4.02	3.83
Window (mos)	37-122	38-96	39-78	41-65	43-55
Expected Final Mat.	7/25/2017	5/25/2015	11/25/2013	10/25/2012	12/25/2011

Class M7
Avg. Life (yrs)	6.57	5.22	4.44	3.99	3.77
Window (mos)	37-122	38-96	39-78	40-65	41-55
Expected Final Mat.	7/25/2017	5/25/2015	11/25/2013	10/25/2012	12/25/2011

Class M8
Avg. Life (yrs)	6.57	5.23	4.43	3.97	3.71
Window (mos)	37-122	38-96	38-78	39-65	41-55
Expected Final Mat.	7/25/2017	5/25/2015	11/25/2013	10/25/2012	12/25/2011

Class M9
Avg. Life (yrs)	6.57	5.21	4.40	3.93	3.66
Window (mos)	37-122	37-96	38-78	39-65	40-55
Expected Final Mat.	7/25/2017	5/25/2015	11/25/2013	10/25/2012	12/25/2011

Class B1
Avg. Life (yrs)	6.57	5.21	4.40	3.90	3.61
Window (mos)	37-122	37-96	37-78	38-65	38-55
Expected Final Mat.	7/25/2017	5/25/2015	11/25/2013	10/25/2012	12/25/2011

Class B2
Avg. Life (yrs)	6.46	5.12	4.30	3.81	3.50
Window (mos)	37-122	37-96	37-78	37-65	38-55
Expected Final Mat.	7/25/2017	5/25/2015	11/25/2013	10/25/2012	12/25/2011

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To 10% Call

% CPR	20%	25%	30%	35%	40%

Class 1-A1
Avg. Life (yrs)	1.27	1.00	0.81	0.68	0.58
Window (mos)	1-34	1-26	1-21	1-18	1-15
Expected Final Mat.	3/25/2010	7/25/2009	2/25/2009	11/25/2008	8/25/2008

Class 1-A2
Avg. Life (yrs)	3.26	2.46	2.00	1.66	1.41
Window (mos)	34-47	26-33	21-27	18-22	15-19
Expected Final Mat.	4/25/2011	2/25/2010	8/25/2009	3/25/2009	12/25/2008

Class 1-A3
Avg. Life (yrs)	6.11	4.69	3.44	2.36	2.00
Window (mos)	47-114	33-89	27-73	22-36	19-30
Expected Final Mat.	11/25/2016	10/25/2014	6/25/2013	5/25/2010	11/25/2009

Class 1-A4
Avg. Life (yrs)	13.34	10.53	8.57	6.84	2.74
Window (mos)	114-263	89-212	73-174	36-145	30-36
Expected Final Mat.	4/25/2029	1/25/2025	11/25/2021	6/25/2019	5/25/2010

Class 2-A1
Avg. Life (yrs)	1.27	1.00	0.81	0.68	0.58
Window (mos)	1-34	1-26	1-21	1-18	1-15
Expected Final Mat.	3/25/2010	7/25/2009	2/25/2009	11/25/2008	8/25/2008

Class 2-A2
Avg. Life (yrs)	3.27	2.47	2.00	1.66	1.41
Window (mos)	34-47	26-33	21-27	18-22	15-19
Expected Final Mat.	4/25/2011	2/25/2010	8/25/2009	3/25/2009	12/25/2008

Class 2-A3
Avg. Life (yrs)	6.12	4.70	3.44	2.36	2.00
Window (mos)	47-114	33-89	27-72	22-36	19-30
Expected Final Mat.	11/25/2016	10/25/2014	5/25/2013	5/25/2010	11/25/2009

Class 2-A4
Avg. Life (yrs)	13.40	10.56	8.59	6.86	2.75
Window (mos)	114-265	89-213	72-174	36-145	30-36
Expected Final Mat.	6/25/2029	2/25/2025	11/25/2021	6/25/2019	5/25/2010

Class 1-M1
Avg. Life (yrs)	7.27	5.86	5.24	5.27	6.74
Window (mos)	37-227	41-180	45-147	51-123	36-123
Expected Final Mat.	4/25/2026	5/25/2022	8/25/2019	8/25/2017	8/25/2017

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To 10% Call

% CPR	20%	25%	30%	35%	40%

Class 2-M1
Avg. Life (yrs)	7.27	5.86	5.23	5.27	6.74
Window (mos)	37-226	41-180	45-147	51-122	36-123
Expected Final Mat.	3/25/2026	5/25/2022	8/25/2019	7/25/2017	8/25/2017

Class 1-M2
Avg. Life (yrs)	7.25	5.80	5.05	4.78	4.99
Window (mos)	37-214	40-170	43-139	47-116	52-98
Expected Final Mat.	3/25/2025	7/25/2021	12/25/2018	1/25/2017	7/25/2015

Class 2-M2
Avg. Life (yrs)	7.24	5.80	5.05	4.77	4.99
Window (mos)	37-214	40-170	43-138	47-115	52-98
Expected Final Mat.	3/25/2025	7/25/2021	11/25/2018	12/25/2016	7/25/2015

Class 1-M3
Avg. Life (yrs)	7.22	5.76	4.96	4.59	4.56
Window (mos)	37-204	39-161	42-132	45-110	49-93
Expected Final Mat.	5/25/2024	10/25/2020	5/25/2018	7/25/2016	2/25/2015

Class 2-M3
Avg. Life (yrs)	7.21	5.76	4.96	4.58	4.56
Window (mos)	37-204	39-161	42-132	45-110	49-93
Expected Final Mat.	5/25/2024	10/25/2020	5/25/2018	7/25/2016	2/25/2015

Class 1-M4
Avg. Life (yrs)	7.19	5.73	4.91	4.48	4.35
Window (mos)	37-197	39-156	41-127	43-106	46-90
Expected Final Mat.	10/25/2023	5/25/2020	12/25/2017	3/25/2016	11/25/2014

Class 2-M4
Avg. Life (yrs)	7.19	5.73	4.90	4.47	4.34
Window (mos)	37-197	39-156	41-127	43-106	46-89
Expected Final Mat.	10/25/2023	5/25/2020	12/25/2017	3/25/2016	10/25/2014

Class 1-M5
Avg. Life (yrs)	7.16	5.69	4.85	4.39	4.19
Window (mos)	37-189	38-149	40-122	42-101	44-86
Expected Final Mat.	2/25/2023	10/25/2019	7/25/2017	10/25/2015	7/25/2014

Class 2-M5
Avg. Life (yrs)	7.15	5.69	4.85	4.39	4.18
Window (mos)	37-189	38-149	40-122	42-101	44-86
Expected Final Mat.	2/25/2023	10/25/2019	7/25/2017	10/25/2015	7/25/2014

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To 10% Call

% CPR	20%	25%	30%	35%	40%

Class 1-M6
Avg. Life (yrs)	7.12	5.66	4.81	4.31	4.08
Window (mos)	37-180	38-142	39-116	41-96	43-82
Expected Final Mat.	5/25/2022	3/25/2019	1/25/2017	5/25/2015	3/25/2014

Class 2-M6
Avg. Life (yrs)	7.12	5.65	4.81	4.31	4.08
Window (mos)	37-180	38-142	39-116	41-96	43-82
Expected Final Mat.	5/25/2022	3/25/2019	1/25/2017	5/25/2015	3/25/2014

Class M7
Avg. Life (yrs)	7.08	5.62	4.76	4.26	4.00
Window (mos)	37-175	38-138	39-112	40-93	41-79
Expected Final Mat.	12/25/2021	11/25/2018	9/25/2016	2/25/2015	12/25/2013

Class M8
Avg. Life (yrs)	7.03	5.58	4.73	4.21	3.92
Window (mos)	37-166	38-131	38-107	39-89	41-75
Expected Final Mat.	3/25/2021	4/25/2018	4/25/2016	10/25/2014	8/25/2013

Class M9
Avg. Life (yrs)	6.95	5.51	4.65	4.13	3.84
Window (mos)	37-160	37-126	38-102	39-85	40-72
Expected Final Mat.	9/25/2020	11/25/2017	11/25/2015	6/25/2014	5/25/2013

Class B1
Avg. Life (yrs)	6.79	5.38	4.54	4.01	3.71
Window (mos)	37-148	37-116	37-94	38-78	38-66
Expected Final Mat.	9/25/2019	1/25/2017	3/25/2015	11/25/2013	11/25/2012

Class B2
Avg. Life (yrs)	6.47	5.12	4.31	3.82	3.50
Window (mos)	37-127	37-100	37-81	37-68	38-57
Expected Final Mat.	12/25/2017	9/25/2015	2/25/2014	1/25/2013	2/25/2012

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Available Funds Cap Schedule* (1) (2) (3)

*The Effective Available Funds Cap is shown for the first 72 Distribution Dates. For purposes of this calculation, it was assumed that Net Swap Payments from the Swap Agreement and payments from the Interest Rate Cap Agreement were available to the Certificates of each group in proportion to the related Collateral Group Balance.

Period	Group 1 Net Funds Cap (%)	Group 2 Net Funds Cap (%)	Net Funds Cap (%)	Period	Group 1 Net Funds Cap (%)	Group 2 Net Funds Cap (%)	Net Funds Cap (%)
1	7.36312	7.36951	7.36606	40	19.61552	19.83893	19.71840
2	21.96180	21.96844	21.96486	41	20.36682	20.41953	20.39109
3	21.25394	21.26041	21.25692	42	19.63693	19.68801	19.66045
4	21.26378	21.27030	21.26679	43	20.21266	20.26725	20.23780
5	21.99227	21.99906	21.99539	44	19.49592	19.61718	19.55176
6	21.29210	21.29872	21.29515	45	19.73746	19.74146	19.73930
7	22.02086	22.02774	22.02403	46	21.94742	22.04630	21.99295
8	21.33814	21.34485	21.34123	47	19.90761	19.84461	19.87860
9	21.36540	21.37215	21.36851	48	20.50130	20.43626	20.47135
10	22.85747	22.86473	22.86081	49	19.77084	19.70795	19.74188
11	21.41877	21.42562	21.42193	50	20.35638	20.36678	20.36117
12	22.14987	22.15700	22.15315	51	19.78623	19.70410	19.74841
13	21.42848	21.43542	21.43168	52	19.71959	19.63943	19.68268
14	22.13118	22.13840	22.13450	53	20.30674	20.22396	20.26863
15	21.33600	21.34304	21.33924	54	19.58914	19.50908	19.55228
16	21.24451	21.25160	21.24778	55	20.17416	20.09321	20.13689
17	21.83612	21.84349	21.83951	56	19.45946	19.42387	19.44307
18	21.01094	21.01812	21.01425	57	19.52289	19.41211	19.47189
19	21.57484	21.58231	21.57828	58	20.84557	20.68140	20.76999
20	20.73323	20.73791	20.73538	59	19.44291	19.30423	19.37907
21	21.31749	21.43585	21.37200	60	20.03069	19.88282	19.96263
22	24.01275	24.65240	24.30734	61	15.74985	15.60699	15.68409
23	22.02917	22.09144	22.05785	62	16.20789	16.06416	16.14173
24	22.57505	22.63946	22.60471	63	15.62046	15.48339	15.55738
25	20.61587	20.67828	20.64461	64	15.57068	15.41968	15.50119
26	20.66700	20.73156	20.69673	65	16.02682	15.87610	15.95746
27	19.67988	19.78068	19.72630	66	15.44990	15.30273	15.38218
28	19.43265	19.68747	19.55001	67	15.90301	15.75120	15.83316
29	19.91945	20.00507	19.95888	68	15.33323	15.19521	15.26973
30	19.02372	19.10665	19.06192	69	15.27610	15.14285	15.21479
31	19.45580	19.54329	19.49610	70	16.86706	16.70354	16.79183
32	18.68082	18.97978	18.81851	71	15.18151	15.03896	15.11594
33	19.26155	19.32156	19.28919	72	15.63524	15.48659	15.56686
34	21.42736	21.67084	21.53950	73	12.57669	12.43309	12.51064
35	19.44208	19.48982	19.46407	74	12.99683	12.85236	12.93038
36	20.00615	20.05555	20.02890	75	12.57888	12.44140	12.51566
37	19.27991	19.32780	19.30196	76	12.59401	12.44257	12.52436
38	19.83633	19.96122	19.89384	77	13.01655	12.86540	12.94705
39	19.51410	19.58130	19.54505	78	12.59914	12.45157	12.53129
(1)	Based on one-month and six-month LIBOR of 20% for each period.

(2)	Assumes a constant prepayment rate of 30%.

(3)	Assumes no losses.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Excess Spread (1) (2) (3) (4)

Period	Excess Spread	Period	Excess Spread
1	1.89%	31	3.83%
2	1.95%	32	3.72%
3	1.77%	33	3.99%
4	1.79%	34	4.54%
5	2.00%	35	3.99%
6	1.83%	36	4.15%
7	2.04%	37	3.96%
8	1.89%	38	4.06%
9	1.93%	39	3.94%
10	2.32%	40	3.99%
11	2.00%	41	4.18%
12	2.20%	42	3.99%
13	2.06%	43	4.17%
14	2.26%	44	3.99%
15	2.10%	45	4.00%
16	2.11%	46	4.56%
17	2.29%	47	4.01%
18	2.12%	48	4.18%
19	2.30%	49	3.99%
20	2.12%	50	4.17%
21	2.75%	51	4.00%
22	3.96%	52	4.01%
23	3.69%	53	4.19%
24	3.86%	54	3.99%
25	3.68%	55	4.17%
26	3.86%	56	3.99%
27	3.69%	57	4.00%
28	3.69%	58	4.40%
29	3.85%	59	4.04%
30	3.66%	60	4.22%

(1)	Based on forward one-month and six-month LIBOR curves.

(2)	Assumes a constant prepayment rate of 30%.

(3)	Does not include swap payments to the supplemental interest trust, reflects swap payments made by the supplemental interest trust.

(4)	Does not include cap payments to the supplemental interest trust.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Annex A: Aggregate Scheduled Principal Balance of Forty-Year Mortgage Loans(1)

Period	Aggregate Principal Balance of Forty-Year Mortgage Loans ($)	Period	Aggregate Principal Balance of Forty-Year Mortgage Loans ($)	Period	Aggregate Principal Balance of Forty-Year Mortgage Loans ($)
121	900,822.15	159	529,497.66	197	308,927.25
122	888,378.24	160	522,098.99	198	304,538.14
123	876,103.17	161	514,801.05	199	300,209.09
124	863,994.64	162	507,602.49	200	295,939.30
125	852,050.42	163	500,501.97	201	291,727.96
126	840,268.28	164	493,498.15	202	287,574.29
127	828,646.04	165	486,589.74	203	283,477.49
128	817,181.54	166	479,775.45	204	279,436.81
129	805,872.66	167	473,054.00	205	275,451.48
130	794,717.28	168	466,424.15	206	271,520.75
131	783,713.36	169	459,884.64	207	267,643.89
132	772,858.83	170	453,434.27	208	263,820.17
133	762,151.69	171	447,071.83	209	260,048.86
134	751,589.94	172	440,796.12	210	256,329.25
135	741,171.62	173	434,605.99	211	252,660.66
136	730,894.81	174	428,500.27	212	249,042.38
137	720,757.58	175	422,477.82	213	245,473.74
138	710,758.06	176	416,537.52	214	241,954.07
139	700,894.38	177	410,678.26	215	238,482.69
140	691,164.72	178	404,898.94	216	235,058.96
141	681,567.26	179	399,198.48	217	231,682.23
142	672,100.23	180	393,575.81	218	228,351.87
143	662,761.85	181	388,029.89	219	225,067.25
144	653,550.40	182	382,559.68	220	221,827.75
145	644,464.16	183	377,164.15	221	218,632.75
146	635,501.44	184	371,842.30	222	215,481.66
147	626,660.58	185	366,593.12	223	212,373.87
148	617,939.92	186	361,415.64	224	209,308.81
149	609,337.85	187	356,308.89	225	206,285.90
150	600,852.77	188	351,271.91	226	203,304.56
151	592,483.09	189	346,303.76	227	200,364.23
152	584,227.26	190	341,403.50	228	197,464.35
153	576,083.74	191	336,570.22	229	194,604.38
154	568,051.01	192	331,803.02	230	191,783.78
155	560,127.59	193	327,101.00	231	189,002.01
156	552,311.99	194	322,463.27	232	186,258.55
157	544,602.75	195	317,888.97	233	183,552.87
158	536,998.45	196	313,377.25	234	180,884.47
(1) Assumes a constant prepayment rate of 15%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Period	Aggregate Principal Balance of Forty-Year Mortgage Loans ($)	Period	Aggregate Principal Balance of Forty-Year Mortgage Loans ($)	Period	Aggregate Principal Balance of Forty-Year Mortgage Loans ($)
235	178,252.83	277	95,147.72	319	49,068.27
236	175,657.47	278	93,703.59	320	48,271.68
237	173,097.89	279	92,279.60	321	47,486.41
238	170,573.60	280	90,875.49	322	46,712.30
239	168,084.12	281	89,490.98	323	45,949.19
240	165,628.99	282	88,125.81	324	45,196.94
241	163,207.74	283	86,779.70	325	44,455.40
242	160,819.91	284	85,452.41	326	43,724.42
243	158,465.04	285	84,143.68	327	43,003.85
244	156,142.69	286	82,853.25	328	42,293.56
245	153,852.41	287	81,580.87	329	41,593.40
246	151,593.78	288	80,326.30	330	40,903.24
247	149,366.36	289	79,089.30	331	40,222.93
248	147,169.73	290	77,869.63	332	39,552.35
249	145,003.47	291	76,667.04	333	38,891.35
250	142,867.17	292	75,481.31	334	38,239.81
251	140,760.42	293	74,312.21	335	37,597.60
252	138,682.82	294	73,159.51	336	36,964.59
253	136,633.98	295	72,022.99	337	36,340.65
254	134,613.50	296	70,902.43	338	35,725.66
255	132,621.00	297	69,797.60	339	35,119.50
256	130,656.10	298	68,708.30	340	34,522.04
257	128,718.43	299	67,634.31	341	33,933.17
258	126,807.61	300	66,575.43	342	33,352.76
259	124,923.29	301	65,531.44	343	32,780.71
260	123,065.09	302	64,502.15	344	32,216.89
261	121,232.67	303	63,487.35	345	31,661.20
262	119,425.68	304	62,486.85	346	31,113.51
263	117,643.77	305	61,500.45	347	30,573.73
264	115,886.60	306	60,527.96	348	30,041.74
265	114,153.83	307	59,569.19	349	29,517.44
266	112,445.13	308	58,623.95	350	29,000.72
267	110,760.18	309	57,692.06	351	28,491.47
268	109,098.65	310	56,773.33	352	27,989.60
269	107,460.22	311	55,867.58	353	27,495.00
270	105,844.58	312	54,974.64	354	27,007.56
271	104,251.42	313	54,094.34	355	26,527.20
272	102,680.44	314	53,226.49	356	26,053.82
273	101,131.33	315	52,370.93	357	25,587.32
274	99,603.79	316	51,527.50	358	25,127.60
275	98,097.54	317	50,696.02	359	24,674.57
276	96,612.28	318	49,876.33	360	24,228.14

(1) Assumes a constant prepayment rate of 15%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

Pool 1 Mortgage Loans

Loan Type - Pool 1 Mortgage Loans
Fully Amortizing Loan Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
2/28 ARM (LIBOR)	643	$112,382,570.17	25.07%	8.620%	100.00%	617	82.59%	57.94%
Fixed Rate - 30 Year	390	63,572,548.57	14.18	7.829	0.00	643	79.55	73.75
3/27 ARM (LIBOR)	182	31,339,093.60	6.99	8.611	100.00	618	86.24	52.91
5/25 ARM (LIBOR)	10	2,066,123.56	0.46	7.078	100.00	643	75.34	79.31
Fixed Rate - 15 Year	13	1,839,201.91	0.41	7.083	0.00	648	64.73	76.17
2/38 ARM (LIBOR)	9	1,618,535.68	0.36	8.291	100.00	619	89.92	64.94
2/1 ARM (Twelve-Month LIBOR)	7	807,819.92	0.18	8.644	100.00	711	100.00	100.00
3/37 ARM (LIBOR)	3	798,063.37	0.18	8.026	100.00	610	83.08	61.94
3/1 ARM (Twelve-Month LIBOR)	6	456,245.45	0.10	8.943	100.00	733	100.00	100.00
Fixed Rate - 20 Year	3	356,216.44	0.08	7.724	0.00	625	72.56	73.32
5/35 ARM (LIBOR)	1	120,364.24	0.03	7.875	100.00	565	70.00	100.00
5/1 ARM (CMT)	1	119,775.81	0.03	8.400	100.00	713	100.00	100.00
Subtotal:	1,268	$215,476,558.72	48.06%	8.352%	69.48%	626	82.15%	62.62%

Balloon Loan Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
2/28 ARM (LIBOR) - 30/40 Year Balloon	353	$79,418,857.85	17.71%	8.086%	100.00%	602	77.25%	58.91%
2/28 ARM (LIBOR) - 30/50 Year Balloon	79	19,037,883.89	4.25	7.856	100.00	637	85.11	53.84
Fixed Rate - 30/40 Year Balloon	92	18,650,088.11	4.16	7.937	0.00	615	76.59	67.14
3/27 ARM (LIBOR) - 30/40 Year Balloon	61	13,316,081.22	2.97	8.255	100.00	638	85.98	61.92
Fixed Rate - 30/50 Year Balloon	35	8,923,113.10	1.99	7.114	0.00	659	78.95	70.45
3/27 ARM (LIBOR) - 30/50 Year Balloon	24	5,867,780.99	1.31	7.840	100.00	639	86.87	41.25
5/25 ARM (LIBOR) - 30/40 Year Balloon	1	599,856.79	0.13	8.625	100.00	711	88.89	0.00
Fixed Rate - 15/30 Year Balloon	2	202,022.10	0.05	8.671	0.00	626	82.01	49.92
5/25 ARM (LIBOR) - 30/50 Year Balloon	1	188,366.66	0.04	7.125	100.00	639	82.31	100.00
Subtotal:	648	$146,204,050.71	32.61%	7.985%	81.00%	617	79.53%	59.37%

Interest-Only Loan Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
2/28 ARM (LIBOR)	242	$62,592,500.59	13.96%	7.771%	100.00%	644	83.56%	49.23%
3/27 ARM (LIBOR)	75	18,796,878.41	4.19	7.677	100.00	657	87.67	62.25
5/25 ARM (LIBOR)	21	5,277,853.68	1.18	7.140	100.00	666	75.39	57.86
Subtotal:	338	$86,667,232.68	19.33%	7.712%	100.00%	648	83.95%	52.58%
Total:	2,254	$448,347,842.11	100.00%	8.109%	79.14%	627	81.65%	59.62%

Original Interest-Only Term - Pool 1 Mortgage Loans

Original Interest-Only Term for Interest-Only Mortgage Loans (months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Interest-Only Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
60	321	$82,182,704.22	94.83%	7.775%	100.00%	647	84.50%	52.18%
120	17	4,484,528.46	5.17	6.565	100.00	675	73.94	59.92
Total:	338	$86,667,232.68	100.00%	7.712%	100.00%	648	83.95%	52.58%

Original Amortization Term - Pool 1 Mortgage Loans

Amortization Term	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
30 Year Amortization	1,241	$210,946,199.18	47.05%	8.366%	69.77%	626	82.26%	62.43%
40 Year Amortization	520	114,521,847.26	25.54	8.086	83.71	610	78.43	60.44
Interest-Only	338	86,667,232.68	19.33	7.712	100.00	648	83.95	52.58
50 Year Amortization	139	34,017,144.64	7.59	7.655	73.77	643	83.78	56.28
15 Year Amortization	13	1,839,201.91	0.41	7.083	0.00	648	64.73	76.17
20 Year Amortization	3	356,216.44	0.08	7.724	0.00	625	72.56	73.32
Total:	2,254	$448,347,842.11	100.00%	8.109%	79.14%	627	81.65%	59.62%

Cut-Off Date Scheduled Principal Balances - Pool 1 Mortgage Loans

Range of Cut-Off Date Scheduled Principal Balances ($)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
0.01 to 50,000.00	21	$814,845.57	0.18%	9.444%	79.38%	610	71.60%	91.10%
50,000.01 to 100,000.00	276	21,670,561.45	4.83	8.827	63.53	626	82.52	74.95
100,000.01 to 150,000.00	511	63,860,104.05	14.24	8.438	68.85	620	80.93	73.00
150,000.01 to 200,000.00	445	77,577,535.65	17.30	8.375	78.39	621	80.83	63.10
200,000.01 to 250,000.00	378	84,928,549.00	18.94	7.994	83.12	627	81.98	58.21
250,000.01 to 300,000.00	272	74,554,395.50	16.63	7.884	80.28	629	81.72	55.32
300,000.01 to 350,000.00	190	61,745,350.09	13.77	7.759	83.13	632	80.78	52.88
350,000.01 to 400,000.00	119	44,761,211.98	9.98	8.026	84.03	632	83.45	50.98
400,000.01 to 450,000.00	33	13,639,413.11	3.04	7.691	90.87	645	82.64	48.10
450,000.01 to 500,000.00	5	2,432,505.38	0.54	7.806	60.08	674	88.69	59.16
550,000.01 to 600,000.00	3	1,757,704.26	0.39	7.590	100.00	663	84.15	34.09
600,000.01 to 650,000.00	1	605,666.07	0.14	9.400	100.00	606	85.00	0.00
Total:	2,254	$448,347,842.11	100.00%	8.109%	79.14%	627	81.65%	59.62%

The average Cut-off Date Scheduled Principal Balance for the Mortgage Loans in Pool 1 is approximately $198,912.

Mortgage Rates - Pool 1 Mortgage Loans*

Range of Mortgage Rates on Adjustable Rate Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
5.501 to 6.000	22	$5,338,083.73	1.19%	5.898%	100.00%	677	69.88%	89.29%
6.001 to 6.500	65	16,761,788.81	3.74	6.307	100.00	671	73.13	71.53
6.501 to 7.000	142	35,534,654.77	7.93	6.800	100.00	654	76.31	65.40
7.001 to 7.500	191	45,503,564.91	10.15	7.293	100.00	636	80.65	65.04
7.501 to 8.000	252	58,157,645.08	12.97	7.798	100.00	628	81.86	59.11
8.001 to 8.500	258	51,618,558.48	11.51	8.297	100.00	622	83.25	62.37
8.501 to 9.000	331	63,760,438.41	14.22	8.765	100.00	609	85.29	48.66
9.001 to 9.500	212	38,435,397.78	8.57	9.288	100.00	605	85.30	49.84
9.501 to 10.000	146	23,869,053.36	5.32	9.727	100.00	602	87.79	39.63
10.001 to 10.500	57	9,121,102.66	2.03	10.272	100.00	596	87.38	31.51
10.501 to 11.000	25	3,744,114.55	0.84	10.734	100.00	592	86.16	25.45
Greater than 11.000	18	2,960,249.34	0.66	11.579	100.00	610	95.77	7.29
Subtotal:	1,719	$354,804,651.88	79.14%	8.198%	100.00%	624	82.45%	56.32%

Range of Mortgage Rates on Fixed Rate Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
Less than 5.501	1	$277,048.06	0.06%	5.300%	0.00%	729	61.78%	100.00%
5.501 to 6.000	10	2,499,859.96	0.56	5.911	0.00	686	71.30	100.00
6.001 to 6.500	29	6,375,134.28	1.42	6.351	0.00	676	71.63	91.55
6.501 to 7.000	80	16,229,775.03	3.62	6.781	0.00	660	75.11	80.80
7.001 to 7.500	76	13,811,232.92	3.08	7.303	0.00	644	76.07	70.38
7.501 to 8.000	122	22,668,589.86	5.06	7.779	0.00	634	78.25	72.52
8.001 to 8.500	61	9,433,474.07	2.10	8.312	0.00	624	79.52	62.63
8.501 to 9.000	76	12,256,096.80	2.73	8.790	0.00	627	85.08	52.80
9.001 to 9.500	37	4,669,595.76	1.04	9.276	0.00	613	84.94	71.01
9.501 to 10.000	32	3,757,559.94	0.84	9.752	0.00	615	89.48	68.38
10.001 to 10.500	8	1,027,330.68	0.23	10.330	0.00	555	78.22	100.00
10.501 to 11.000	1	260,858.62	0.06	10.550	0.00	563	90.00	0.00
Greater than 11.000	2	276,634.25	0.06	11.839	0.00	581	96.46	100.00
Subtotal:	535	$93,543,190.23	20.86%	7.769%	0.00%	639	78.59%	72.11%
Total:	2,254	$448,347,842.11	100.00%	8.109%	79.14%	627	81.65%	59.62%

The weighted average Mortgage Rate for Adjustable Rate Mortgage Loans and Fixed Rate Mortgage Loans in Pool 1 is approximately 8.198% and 7.769%, respectively.

* Reflects the Mortgage Rates for the Mortgage Loans as of the Cut-off Date.

Original Terms to Maturity - Pool 1 Mortgage Loans

Range of Original Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
1 to 180	15	$2,041,224.01	0.46%	7.240%	0.00%	646	66.44%	73.57%
181 to 240	3	356,216.44	0.08	7.724	0.00	625	72.56	73.32
241 to 360	2,223	443,413,438.37	98.90	8.112	79.44	627	81.69	59.51
361 to 480	13	2,536,963.29	0.57	8.188	100.00	613	86.83	65.66
Total:	2,254	$448,347,842.11	100.00%	8.109%	79.14%	627	81.65%	59.62%

The weighted average original term to maturity for the Mortgage Loans in Pool 1 is approximately 360 months.

Remaining Terms to Maturity - Pool 1 Mortgage Loans

Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
1 to 180	15	$2,041,224.01	0.46%	7.240%	0.00%	646	66.44%	73.57%
181 to 240	3	356,216.44	0.08	7.724	0.00	625	72.56	73.32
241 to 360	2,223	443,413,438.37	98.90	8.112	79.44	627	81.69	59.51
361 to 480	13	2,536,963.29	0.57	8.188	100.00	613	86.83	65.66
Total:	2,254	$448,347,842.11	100.00%	8.109%	79.14%	627	81.65%	59.62%

The weighted average remaining term to maturity for the Mortgage Loans in Pool 1 is approximately 357 months.

Original Loan-to-Value Ratios - Pool 1 Mortgage Loans

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
Less than 60.001	200	$36,314,614.84	8.10%	7.512%	75.06%	612	50.46%	59.14%
60.001 to 70.000	227	47,136,687.42	10.51	7.736	75.78	613	66.28	50.31
70.001 to 80.000	622	124,152,140.48	27.69	7.835	70.57	635	78.06	57.13
80.001 to 85.000	311	64,278,621.10	14.34	8.237	79.60	617	84.63	57.52
85.001 to 90.000	398	79,187,575.53	17.66	8.302	84.71	622	89.60	62.43
90.001 to 95.000	255	55,992,211.22	12.49	8.347	92.11	631	94.63	65.88
95.001 to 100.000	241	41,285,991.52	9.21	8.985	83.30	657	99.91	67.53
Total:	2,254	$448,347,842.11	100.00%	8.109%	79.14%	627	81.65%	59.62%

The weighted average original Loan-to-Value Ratio for the Mortgage Loans in Pool 1 is approximately 81.65%.

Original Combined Loan-to-Value Ratios - Pool 1 Mortgage Loans

Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
Less than 60.001	199	$36,160,956.89	8.07%	7.506%	74.96%	612	50.44%	58.97%
60.001 to 70.000	226	46,743,614.27	10.43	7.739	76.34	611	66.22	51.06
70.001 to 80.000	459	92,896,976.48	20.72	7.778	69.01	629	77.48	56.02
80.001 to 85.000	301	62,939,529.03	14.04	8.236	79.17	617	84.63	57.34
85.001 to 90.000	391	79,466,471.98	17.72	8.278	83.57	623	89.30	63.06
90.001 to 95.000	273	58,519,680.85	13.05	8.345	91.81	632	94.11	65.59
95.001 to 100.000	405	71,620,612.61	15.97	8.590	80.90	655	91.59	63.51
Total:	2,254	$448,347,842.11	100.00%	8.109%	79.14%	627	81.65%	59.62%

The weighted average original Combined Loan-to-Value Ratio for the Mortgage Loans in Pool 1 is approximately 83.09%.

Lien Priority - Pool 1 Mortgage Loans

Lien Priority	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
1st Lien	2,254	$448,347,842.11	100.00%	8.109%	79.14%	627	81.65%	59.62%
Total:	2,254	$448,347,842.11	100.00%	8.109%	79.14%	627	81.65%	59.62%

Days Delinquent - Pool 1 Mortgage Loans

Days Delinquent	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
Less than 30 days	2,254	$448,347,842.11	100.00%	8.109%	79.14%	627	81.65%	59.62%
Total:	2,254	$448,347,842.11	100.00%	8.109%	79.14%	627	81.65%	59.62%

30-Day Delinquencies In Past 12 Months - Pool 1 Mortgage Loans

30-Day Delinquencies In Past 12 Months	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
None	2,251	$447,798,561.40	99.88%	8.109%	79.13%	628	81.65%	59.67%
1	1	101,166.47	0.02	9.350	0.00	618	90.00	0.00
2	2	448,114.24	0.10	7.164	100.00	516	75.64	20.97
Total:	2,254	$448,347,842.11	100.00%	8.109%	79.14%	627	81.65%	59.62%

60-Day Delinquencies In Past 12 Months - Pool 1 Mortgage Loans

60-Day Delinquencies In Past 12 Months	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
None	2,252	$447,899,727.87	99.90%	8.109%	79.12%	628	81.65%	59.66%
1	2	448,114.24	0.10	7.164	100.00	516	75.64	20.97
Total:	2,254	$448,347,842.11	100.00%	8.109%	79.14%	627	81.65%	59.62%

90+Day Delinquencies In Past 12 Months - Pool 1 Mortgage Loans

90+Day Delinquencies In Past 12 Months	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
None	2,251	$447,599,887.87	99.83%	8.110%	79.10%	628	81.64%	59.63%
1	2	653,989.58	0.15	7.154	100.00	605	84.03	45.85
4	1	93,964.66	0.02	9.100	100.00	529	95.00	100.00
Total:	2,254	$448,347,842.11	100.00%	8.109%	79.14%	627	81.65%	59.62%

Geographic Distribution - Pool 1 Mortgage Loans

Location	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
California	401	$108,336,397.45	24.16%	7.547%	85.80%	628	75.43%	52.11%
Illinois	227	44,431,521.60	9.91	8.693	94.43	624	86.05	53.20
Florida	199	38,021,652.33	8.48	8.063	76.74	625	80.30	51.43
Maryland	111	24,986,502.33	5.57	8.114	73.99	622	82.79	72.13
Arizona	104	19,892,613.48	4.44	7.911	90.22	626	81.59	59.06
New Jersey	68	16,291,889.55	3.63	8.060	79.43	629	79.41	52.53
Pennsylvania	97	14,819,618.06	3.31	8.305	71.06	633	84.77	69.25
New York	50	13,396,270.98	2.99	8.084	71.61	635	77.88	34.51
Washington	65	12,964,653.79	2.89	7.771	73.20	620	80.34	81.92
Virginia	71	12,720,043.28	2.84	8.144	72.79	631	81.74	68.62
Other	861	142,486,679.26	31.78	8.407	71.92	629	85.56	66.73
Total:	2,254	$448,347,842.11	100.00%	8.109%	79.14%	627	81.65%	59.62%

Property Type - Pool 1 Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
Single Family	1,775	$342,899,766.80	76.48%	8.088%	78.28%	624	81.42%	61.08%
Planned Unit Development	233	52,302,104.00	11.67	8.122	81.25	630	84.20	64.13
Two-to Four-Family	115	27,110,102.08	6.05	8.214	78.09	641	78.10	40.71
Condominium	130	25,732,201.54	5.74	8.225	87.17	650	83.13	50.38
Condotel	1	303,667.69	0.07	9.125	100.00	582	85.00	100.00
Total:	2,254	$448,347,842.11	100.00%	8.109%	79.14%	627	81.65%	59.62%

Loan Purpose - Pool 1 Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
Cash Out Refinance	1,571	$331,635,571.34	73.97%	7.990%	77.70%	623	79.67%	57.37%
Purchase	400	59,045,847.61	13.17	8.807	88.20	653	88.91	56.61
Rate/Term Refinance	283	57,666,423.16	12.86	8.074	78.14	626	85.56	75.63
Total:	2,254	$448,347,842.11	100.00%	8.109%	79.14%	627	81.65%	59.62%

Occupancy Status - Pool 1 Mortgage Loans

Occupancy Status	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
Primary Home	1,984	$400,305,385.23	89.28%	8.053%	78.21%	624	81.78%	61.39%
Investment	215	36,935,499.73	8.24	8.579	85.59	655	80.29	49.67
Second Home	55	11,106,957.15	2.48	8.559	91.21	675	81.42	28.67
Total:	2,254	$448,347,842.11	100.00%	8.109%	79.14%	627	81.65%	59.62%

Loan Documentation - Pool 1 Mortgage Loans*

Loan Documentation	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
Full Documentation	1,435	$267,296,376.08	59.62%	7.901%	74.76%	622	82.37%	100.00%
Stated Documentation	777	172,138,332.75	38.39	8.430	86.23	636	80.48	0.00
Limited Documentation	42	8,913,133.28	1.99	8.142	73.31	616	82.40	0.00
Total:	2,254	$448,347,842.11	100.00%	8.109%	79.14%	627	81.65%	59.62%

* The depositor has recharacterized the applicable originator's documentation types for consistency purposes. Each documentation type refers to the documentation and verification as it relates to income, assets and/or employment, as applicable.

Credit Scores - Pool 1 Mortgage Loans

Range of Credit Scores	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
500 to 520	48	$8,579,915.09	1.91%	8.948%	95.63%	513	67.25%	83.57%
521 to 540	84	15,055,059.02	3.36	8.876	89.23	531	72.62	82.17
541 to 560	139	26,336,525.62	5.87	8.701	84.87	552	76.89	71.67
561 to 580	199	37,275,905.74	8.31	8.716	88.85	572	79.70	57.27
581 to 600	236	45,992,258.78	10.26	8.513	82.91	590	81.80	58.02
601 to 620	340	69,644,455.32	15.53	8.225	81.84	610	83.64	57.54
621 to 640	318	63,148,009.62	14.08	7.958	76.44	630	83.87	65.54
641 to 660	345	69,789,239.40	15.57	7.802	73.40	650	82.19	57.72
661 to 680	240	47,811,258.96	10.66	7.750	68.90	669	82.45	56.46
681 to 700	119	24,676,367.10	5.50	7.679	77.26	688	83.42	50.40
701 to 720	77	17,610,344.14	3.93	7.530	74.99	711	85.44	48.84
721 to 740	44	9,093,539.50	2.03	7.278	76.18	731	78.65	53.18
741 to 760	32	6,555,484.04	1.46	7.509	79.55	749	81.90	46.97
761 to 780	20	3,902,313.12	0.87	7.389	94.12	769	80.67	35.04
781 and above	13	2,877,166.66	0.64	7.924	70.94	792	86.12	62.34
Total:	2,254	$448,347,842.11	100.00%	8.109%	79.14%	627	81.65%	59.62%

The non-zero weighted average Credit Score for the Mortgage Loans in Pool 1 is approximately 627.

Debt-to-Income Ratios (with Full Documentation) - Pool 1 Mortgage Loans

Range of Debt-to-Income Ratios of Mortgage Loans with Full Documentation (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
20.01 to 25.00	62	$9,347,680.94	2.08%	8.188%	75.99%	606	79.52%	100.00%
25.01 to 30.00	118	18,399,672.94	4.10	8.038	72.56	625	80.68	100.00
30.01 to 35.00	152	25,866,613.18	5.77	7.774	63.58	621	79.53	100.00
35.01 to 40.00	207	37,057,045.43	8.27	8.000	72.84	627	81.49	100.00
40.01 to 45.00	293	53,402,655.58	11.91	7.917	75.16	625	84.28	100.00
45.01 to 50.00	432	88,096,074.49	19.65	7.892	79.11	623	84.20	100.00
50.01 to 55.00	171	35,126,633.52	7.83	7.738	74.38	616	79.58	100.00
Subtotal:	1,435	$267,296,376.08	59.62%	7.901%	74.76%	622	82.37%	100.00%

Debt-to-Income Ratios (with Non-Full Documentation) - Pool 1 Mortgage Loans*

Range of Debt-to-Income Ratios of Mortgage Loans with Non-Full Documentation (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
20.01 to 25.00	32	$5,827,616.22	1.30%	8.461%	85.15%	647	80.96%	0.00%
25.01 to 30.00	51	9,942,146.88	2.22	8.329	90.71	648	75.70	0.00
30.01 to 35.00	79	15,960,516.28	3.56	8.084	78.68	643	78.62	0.00
35.01 to 40.00	137	28,028,679.20	6.25	8.385	88.01	636	79.63	0.00
40.01 to 45.00	197	45,308,919.30	10.11	8.273	84.23	635	80.62	0.00
45.01 to 50.00	297	70,075,671.17	15.63	8.568	85.99	631	81.50	0.00
50.01 to 55.00	26	5,907,916.98	1.32	8.842	90.33	629	86.69	0.00
Subtotal:	819	$181,051,466.03	40.38%	8.416%	85.59%	635	80.57%	0.00%
Total:	2,254	$448,347,842.11	100.00%	8.109%	79.14%	627	81.65%	59.62%

The weighted average debt-to-income ratio for Mortgage Loans with full documentation and non-full documentation in Pool 1 (for which the debt-to-income ratio is available or can be determined) is approximately 42.26% and 41.87%, respectively.

* The debt-to-income ratios for the Mortgage Loans with non-full documentation may have been originated under programs pursuant to which there was no verification of the borrowers' income.

Original Prepayment Premium Term by Loan Type - Pool 1 Mortgage Loans ($)

Loan Type	Principal Balance of Mortgage Loans with No Premium	Principal Balance of Mortgage Loans with Premium Terms of 1-12 Months	Principal Balance of Mortgage Loans with Premium Terms of 13-24 Months	Principal Balance of Mortgage Loans with Premium Terms of 25-36 Months	Principal Balance of Mortgage Loans with Premium Terms of 37-48 Months	Principal Balance of Mortgage Loans with Premium Terms of 49-60 Months	Total
2 Year Hybrid	$71,217,629.43	$13,461,851.85	$189,996,727.32	$1,181,959.50	$0.00	$0.00	$275,858,168.10
Fixed Rate	22,507,580.76	3,989,525.15	1,012,088.96	66,033,995.36	0.00	0.00	93,543,190.23
3 Year Hybrid	42,821,454.60	805,521.51	217,535.33	26,729,631.60	0.00	0.00	70,574,143.04
5 Year Hybrid	1,850,364.62	34,143.09	192,000.00	6,295,833.03	0.00	0.00	8,372,340.74
Total:	$138,397,029.41	$18,291,041.60	$191,418,351.61	$100,241,419.49	$0.00	$0.00	$448,347,842.11

Original Prepayment Premium Term by Loan Type - Pool 1 Mortgage Loans (%)

Loan Type	Percentage of Mortgage Loans with No Premium	Percentage of Mortgage Loans with Premium Terms of 1-12 Months	Percentage of Mortgage Loans with Premium Terms of 13-24 Months	Percentage of Mortgage Loans with Premium Terms of 25-36 Months	Percentage of Mortgage Loans with Premium Terms of 37-48 Months	Percentage of Mortgage Loans with Premium Terms of 49-60 Months	Total
2 Year Hybrid	15.88%	3.00%	42.38%	0.26%	0.00%	0.00%	61.53%
Fixed Rate	5.02	0.89	0.23	14.73	0.00	0.00	20.86
3 Year Hybrid	9.55	0.18	0.05	5.96	0.00	0.00	15.74
5 Year Hybrid	0.41	0.01	0.04	1.40	0.00	0.00	1.87
Total:	30.87%	4.08%	42.69%	22.36%	0.00%	0.00%	100.00%

Prepayment Premium Description - Pool 1 Mortgage Loans

Prepayment Premium Description	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
6 Mo. Interest on Amount Prepaid in Excess of 20% of the Original Balance	1,089	$234,383,557.86	52.28%	7.811%	81.71%	626	79.21%	57.39%
None	707	138,397,029.41	30.87	8.534	83.74	625	83.49	57.72
6 Mo. Interest on Amount Prepaid in Excess of 20% of the Unpaid Principal Balance	178	32,708,208.69	7.30	8.113	60.38	639	85.21	70.27
2% of Unpaid Principal Balance	103	15,967,295.20	3.56	8.222	72.66	631	87.13	77.53
1% of Amount Prepaid	61	8,461,729.26	1.89	8.750	69.12	625	87.16	61.49
Other	116	18,430,021.69	4.11	8.291	55.36	641	85.11	66.97
Total:	2,254	$448,347,842.11	100.00%	8.109%	79.14%	627	81.65%	59.62%

Gross Margins of the Adjustable Rate Mortgage Loans - Pool 1 Mortgage Loans

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Adjustable Rate Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
3.001 to 3.500	7	$514,237.22	0.14%	8.907%	100.00%	753	100.00%	100.00%
3.501 to 4.000	1	159,781.33	0.05	7.500	100.00	647	79.99	100.00
4.001 to 4.500	12	1,595,109.30	0.45	8.075	100.00	669	85.39	100.00
4.501 to 5.000	532	119,989,862.12	33.82	7.929	100.00	643	85.25	52.67
5.001 to 5.500	201	41,078,808.27	11.58	8.133	100.00	644	85.15	60.76
5.501 to 6.000	505	98,341,286.11	27.72	8.282	100.00	609	81.59	59.96
6.001 to 6.500	353	69,738,754.22	19.66	8.479	100.00	603	77.94	55.94
6.501 to 7.000	108	23,386,813.31	6.59	8.502	100.00	613	79.86	48.89
Total:	1,719	$354,804,651.88	100.00%	8.198%	100.00%	624	82.45%	56.32%

The weighted average Gross Margin for Adjustable Rate Mortgage Loans in Pool 1 is approximately 5.634%.

Maximum Rates of the Adjustable Rate Mortgage Loans - Pool 1 Mortgage Loans

Range of Maximum Rates (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Adjustable Rate Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
11.501 to 12.000	1	$223,343.54	0.06%	5.800%	100.00%	662	80.00%	100.00%
12.001 to 12.500	1	179,919.94	0.05	6.100	100.00	674	59.35	0.00
12.501 to 13.000	34	8,641,158.45	2.44	6.288	100.00	669	71.05	78.57
13.001 to 13.500	105	25,410,943.76	7.16	6.687	100.00	660	75.31	69.10
13.501 to 14.000	208	50,807,815.49	14.32	7.179	100.00	646	77.88	60.53
14.001 to 14.500	220	48,206,624.84	13.59	7.526	100.00	635	82.06	68.48
14.501 to 15.000	264	55,498,708.08	15.64	8.089	100.00	629	84.49	57.14
15.001 to 15.500	250	49,506,750.00	13.95	8.466	100.00	619	84.32	58.40
15.501 to 16.000	268	51,752,256.23	14.59	8.830	100.00	599	84.76	50.65
16.001 to 16.500	155	29,819,703.67	8.40	9.315	100.00	602	83.41	46.70
16.501 to 17.000	118	19,697,019.52	5.55	9.722	100.00	599	86.82	36.21
17.001 to 17.500	54	8,577,001.72	2.42	10.280	100.00	593	87.79	31.04
17.501 to 18.000	24	3,676,141.46	1.04	10.736	100.00	592	85.90	24.07
18.001 to 18.500	9	1,819,458.52	0.51	11.245	100.00	598	93.89	0.00
18.501 to 19.000	5	663,635.53	0.19	11.701	100.00	625	99.05	9.48
19.001 to 19.500	2	89,171.13	0.03	12.107	100.00	644	91.43	0.00
Greater than 19.500	1	235,000.00	0.07	13.750	100.00	657	100.00	0.00
Total:	1,719	$354,804,651.88	100.00%	8.198%	100.00%	624	82.45%	56.32%

The weighted average Maximum Rate for Adjustable Rate Mortgage Loans in Pool 1 is approximately 14.989%.

Minimum Rates of the Adjustable Rate Mortgage Loans - Pool 1 Mortgage Loans

Range of Minimum Rates (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Adjustable Rate Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
Less than 5.501	67	$9,872,068.14	2.78%	8.273%	100.00%	652	82.02%	78.33%
5.501 to 6.000	64	11,471,036.56	3.23	7.487	100.00	643	78.52	79.08
6.001 to 6.500	115	24,333,097.43	6.86	7.122	100.00	654	78.47	67.51
6.501 to 7.000	166	40,424,903.95	11.39	7.119	100.00	650	78.44	61.09
7.001 to 7.500	185	44,672,873.14	12.59	7.291	100.00	635	80.70	64.39
7.501 to 8.000	238	55,209,058.18	15.56	7.799	100.00	627	82.18	58.61
8.001 to 8.500	215	45,033,182.08	12.69	8.285	100.00	621	83.05	59.28
8.501 to 9.000	272	54,981,486.96	15.50	8.754	100.00	604	84.50	47.77
9.001 to 9.500	169	31,761,021.31	8.95	9.289	100.00	603	84.33	48.75
9.501 to 10.000	129	21,464,844.32	6.05	9.723	100.00	600	87.49	38.71
10.001 to 10.500	56	8,876,715.92	2.50	10.269	100.00	595	87.04	32.38
10.501 to 11.000	25	3,744,114.55	1.06	10.734	100.00	592	86.16	25.45
11.001 to 11.500	10	1,972,442.68	0.56	11.255	100.00	597	94.36	7.76
11.501 to 12.000	5	663,635.53	0.19	11.701	100.00	625	99.05	9.48
12.001 to 12.500	2	89,171.13	0.03	12.107	100.00	644	91.43	0.00
13.501 to 14.000	1	235,000.00	0.07	13.750	100.00	657	100.00	0.00
Total:	1,719	$354,804,651.88	100.00%	8.198%	100.00%	624	82.45%	56.32%

The weighted average Minimum Rate for Adjustable Rate Mortgage Loans in Pool 1 is approximately 7.962%.

Months to Next Rate Adjustment of the Adjustable Rate Mortgage Loans - Pool 1 Mortgage Loans

Range of Months to Next Rate Adjustment	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Adjustable Rate Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
1 to 12	5	$877,221.59	0.25%	7.878%	100.00%	583	72.97%	59.63%
13 to 24	1,328	274,980,946.51	77.50	8.220	100.00	621	81.57	56.11
25 to 36	351	70,574,143.04	19.89	8.227	100.00	635	86.68	56.53
Greater than 36	35	8,372,340.74	2.36	7.260	100.00	662	76.78	61.16
Total:	1,719	$354,804,651.88	100.00%	8.198%	100.00%	624	82.45%	56.32%

Initial Cap of the Adjustable Rate Mortgage Loans - Pool 1 Mortgage Loans

Initial Cap (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Adjustable Rate Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
2.000	23	$3,546,024.83	1.00%	7.992%	100.00%	702	88.04%	63.26%
3.000	1,696	351,258,627.05	99.00	8.200	100.00	624	82.39	56.25
Total:	1,719	$354,804,651.88	100.00%	8.198%	100.00%	624	82.45%	56.32%

The weighted average Initial Cap for Adjustable Rate Mortgage Loans in Pool 1 is approximately 2.990%.

Periodic Cap of the Adjustable Rate Mortgage Loans - Pool 1 Mortgage Loans

Periodic Cap (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Adjustable Rate Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
1.000	1,705	$353,420,810.70	99.61%	8.196%	100.00%	624	82.38%	56.15%
2.000	14	1,383,841.18	0.39	8.721	100.00	718	100.00	100.00
Total:	1,719	$354,804,651.88	100.00%	8.198%	100.00%	624	82.45%	56.32%

The weighted average Periodic Cap for Adjustable Rate Mortgage Loans in Pool 1 is approximately 1.004%.

Pool 2 Mortgage Loans

Loan Type - Pool 2 Mortgage Loans

Fully Amortizing Loan Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
2/28 ARM (LIBOR)	379	$74,293,895.82	19.81%	8.673%	100.00%	613	79.26%	49.17%
Fixed Rate - 30 Year	224	46,794,075.81	12.48	7.389	0.00	639	73.10	75.44
3/27 ARM (LIBOR)	95	20,604,500.96	5.49	8.820	100.00	630	81.54	32.26
Fixed Rate - 15 Year	11	1,996,007.21	0.53	7.916	0.00	645	61.03	55.16
2/38 ARM (LIBOR)	4	1,424,691.59	0.38	7.916	100.00	622	88.35	100.00
Fixed Rate - 20 Year	5	1,025,439.75	0.27	6.527	0.00	638	66.01	61.78
5/25 ARM (LIBOR)	5	1,000,679.25	0.27	8.211	100.00	678	88.73	45.19
3/37 ARM (LIBOR	3	755,737.30	0.20	8.810	100.00	660	83.81	62.96
3/1 ARM (Twelve-Month LIBOR)	2	332,699.29	0.09	8.905	100.00	760	100.00	23.95
2/1 ARM (Twelve-Month LIBOR)	3	173,225.01	0.05	8.969	100.00	755	100.00	62.58
Subtotal:	731	$148,400,951.99	39.58%	8.255%	66.43%	625	77.54%	55.76%

Balloon Loan Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
2/28 ARM (LIBOR) - 30/40 Year Balloon	282	$73,886,502.11	19.70%	8.244%	100.00%	597	75.17%	52.08%
2/28 ARM (LIBOR) - 30/50 Year Balloon	101	33,069,817.83	8.82	7.798	100.00	653	83.19	45.41
Fixed Rate - 30/40 Year Balloon	58	13,643,953.83	3.64	7.373	0.00	622	71.92	73.58
3/27 ARM (LIBOR) - 30/40 Year Balloon	43	12,383,246.87	3.30	8.251	100.00	618	77.80	45.48
3/27 ARM (LIBOR) - 30/50 Year Balloon	25	7,644,298.41	2.04	7.325	100.00	681	80.38	36.82
Fixed Rate - 30/50 Year Balloon	20	5,346,101.92	1.43	7.289	0.00	638	76.00	69.91
5/25 ARM (LIBOR) - 30/40 Year Balloon	6	1,394,228.17	0.37	7.863	100.00	636	80.00	34.01
5/25 ARM (LIBOR) - 30/50 Year Balloon	3	970,158.42	0.26	6.935	100.00	691	78.03	73.22
Fixed Rate - 15/30 Year Balloon	1	127,280.94	0.03	8.750	0.00	594	95.00	100.00
Subtotal:	539	$148,465,588.50	39.59%	7.972%	87.12%	620	77.26%	51.89%

Interest-Only Loan Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
2/28 ARM (LIBOR)	153	$54,159,837.78	14.44%	8.273%	100.00%	638	84.98%	58.92%
3/27 ARM (LIBOR)	30	10,560,272.98	2.82	8.558	100.00	644	92.51	36.65
Fixed Rate - 30 Year	32	10,300,199.17	2.75	7.054	0.00	648	80.98	77.24
5/25 ARM (LIBOR)	6	1,618,530.00	0.43	6.723	100.00	637	68.11	63.67
5/1 ARM (CMT) .	1	1,000,000.00	0.27	6.550	100.00	669	80.00	100.00
5/1 ARM (Twelve-Month LIBOR)	1	479,920.00	0.13	6.900	100.00	644	80.00	100.00
Subtotal:	223	$78,118,759.93	20.83%	8.088%	86.81%	640	85.03%	59.20%
Total: .	1,493	$374,985,300.42	100.00%	8.108%	78.87%	626	78.99%	54.94%

Original Interest-Only Term - Pool 2 Mortgage Loans

Original Interest-Only Term for Interest-Only Mortgage Loans (months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Interest-Only Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
60	217	$76,500,229.93	97.93%	8.117%	86.54%	640	85.39%	59.11%
120	6	1,618,530.00	2.07	6.723	100.00	637	68.11	63.67
Total:	223	$78,118,759.93	100.00%	8.088%	86.81%	640	85.03%	59.20%

Original Amortization Term - Pool 2 Mortgage Loans

Amortization Term	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
30 Year Amortization	709	$143,326,357.08	38.22%	8.273%	67.26%	625	77.73%	55.29%
40 Year Amortization	396	103,488,359.87	27.60	8.125	86.82	604	75.37	54.62
Interest-Only	223	78,118,759.93	20.83	8.088	86.81	640	85.03	59.20
50 Year Amortization	149	47,030,376.58	12.54	7.646	88.63	656	81.81	47.38
15 Year Amortization	11	1,996,007.21	0.53	7.916	0.00	645	61.03	55.16
20 Year Amortization	5	1,025,439.75	0.27	6.527	0.00	638	66.01	61.78
Total:	1,493	$374,985,300.42	100.00%	8.108%	78.87%	626	78.99%	54.94%

Cut-Off Date Scheduled Principal Balances - Pool 2 Mortgage Loans

Range of Cut-Off Date Scheduled Principal Balances ($)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
0.01 to 50,000.00	23	$840,590.20	0.22%	9.540%	86.99%	625	69.23%	66.89%
50,000.01 to 100,000.00	142	10,880,686.82	2.90	9.020	58.48	607	75.03	73.69
100,000.01 to 150,000.00	255	32,259,260.21	8.60	8.377	68.99	610	73.32	63.14
150,000.01 to 200,000.00	244	42,815,825.57	11.42	8.148	76.41	613	74.86	64.21
200,000.01 to 250,000.00	212	47,342,336.42	12.63	8.178	82.25	612	75.73	58.87
250,000.01 to 300,000.00	173	47,422,248.19	12.65	8.216	81.96	625	78.32	45.67
300,000.01 to 350,000.00	125	40,587,363.24	10.82	8.212	85.55	620	78.90	49.69
350,000.01 to 400,000.00	95	35,701,888.41	9.52	7.998	76.75	630	79.64	46.14
400,000.01 to 450,000.00	87	37,180,542.58	9.92	7.953	86.33	638	82.48	48.26
450,000.01 to 500,000.00	40	18,898,453.10	5.04	7.985	77.50	652	84.02	47.08
500,000.01 to 550,000.00	29	15,275,101.95	4.07	7.862	79.49	651	88.75	61.62
550,000.01 to 600,000.00	21	12,143,090.83	3.24	7.496	90.34	645	82.76	33.57
600,000.01 to 650,000.00	21	13,096,375.22	3.49	7.783	71.72	655	89.38	61.88
Greater than 650,000.00	26	20,541,537.68	5.48	7.787	70.62	639	80.06	72.96
Total:	1,493	$374,985,300.42	100.00%	8.108%	78.87%	626	78.99%	54.94%

The average Cut-off Date Scheduled Principal Balance for the Mortgage Loans in Pool 2 is approximately $251,162.

Mortgage Rates - Pool 2 Mortgage Loans*

Range of Mortgage Rates on Adjustable Rate Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
Less than 5.501	1	$421,661.70	0.11%	4.875%	100.00%	698	74.19%	100.00%
5.501 to 6.000	13	3,833,887.22	1.02	5.928	100.00	674	78.62	88.88
6.001 to 6.500	34	11,410,275.46	3.04	6.366	100.00	658	73.70	68.12
6.501 to 7.000	118	34,618,068.80	9.23	6.837	100.00	642	74.64	64.05
7.001 to 7.500	134	41,388,945.38	11.04	7.321	100.00	636	77.81	52.17
7.501 to 8.000	158	45,309,668.86	12.08	7.815	100.00	623	77.99	58.68
8.001 to 8.500	159	39,491,840.70	10.53	8.279	100.00	620	78.57	50.31
8.501 to 9.000	187	45,100,706.71	12.03	8.774	100.00	608	78.88	37.05
9.001 to 9.500	116	26,818,280.97	7.15	9.243	100.00	613	84.89	49.99
9.501 to 10.000	89	18,372,128.95	4.90	9.782	100.00	610	87.90	43.39
10.001 to 10.500	53	9,947,963.02	2.65	10.260	100.00	598	87.47	41.77
10.501 to 11.000	36	7,866,367.02	2.10	10.796	100.00	616	95.85	19.41
Greater than 11.000	44	11,172,447.00	2.98	11.670	100.00	615	97.44	13.81
Subtotal:	1,142	$295,752,241.79	78.87%	8.314%	100.00%	623	80.39%	49.75%

Range of Mortgage Rates on Fixed Rate Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
5.501 to 6.000	18	$7,162,414.56	1.91%	5.862%	0.00%	685	70.05%	83.39%
6.001 to 6.500	35	11,100,377.27	2.96	6.362	0.00	679	70.73	86.41
6.501 to 7.000	80	20,731,119.06	5.53	6.813	0.00	641	73.15	80.65
7.001 to 7.500	64	12,961,356.91	3.46	7.289	0.00	628	71.67	69.65
7.501 to 8.000	36	7,063,824.03	1.88	7.829	0.00	619	77.54	75.83
8.001 to 8.500	44	9,606,976.05	2.56	8.313	0.00	622	77.47	68.03
8.501 to 9.000	37	5,858,491.31	1.56	8.790	0.00	596	76.95	59.58
9.001 to 9.500	20	2,790,048.69	0.74	9.345	0.00	586	77.75	43.18
9.501 to 10.000 .	10	1,225,020.08	0.33	9.754	0.00	586	76.00	54.35
10.001 to 10.500 ..	1	106,972.42	0.03	10.250	0.00	593	75.00	100.00
10.501 to 11.000 ..	3	179,541.00	0.05	10.858	0.00	598	81.42	65.35
Greater than 11.000	3	446,917.25	0.12	12.317	0.00	575	80.37	24.07
Subtotal:	351	$79,233,058.63	21.13%	7.340%	0.00%	637	73.75%	74.33%
Total:	1,493	$374,985,300.42	100.00%	8.108%	78.87%	626	78.99%	54.94%

The weighted average Mortgage Rate for Adjustable Rate Mortgage Loans and Fixed Rate Mortgage Loans in Pool 2 is approximately 8.314% and 7.340%, respectively.

* Reflects the Mortgage Rates for the Mortgage Loans as of the Cut-off Date.

Original Terms to Maturity - Pool 2 Mortgage Loans

Range of Original Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
1 to 180	12	$2,123,288.15	0.57%	7.966%	0.00%	642	63.07%	57.85%
181 to 240	5	1,025,439.75	0.27	6.527	0.00	638	66.01	61.78
241 to 360	1,469	369,656,143.63	98.58	8.113	79.42	626	79.07	54.72
361 to 480	7	2,180,428.89	0.58	8.226	100.00	635	86.78	87.16
Total:	1,493	$374,985,300.42	100.00%	8.108%	78.87%	626	78.99%	54.94%

The weighted average original term to maturity for the Mortgage Loans in Pool 2 is approximately 359 months.
Remaining Terms to Maturity - Pool 2 Mortgage Loans

Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
1 to 180	12	$2,123,288.15	0.57%	7.966%	0.00%	642	63.07%	57.85%
181 to 240	5	1,025,439.75	0.27	6.527	0.00	638	66.01	61.78
241 to 360	1,469	369,656,143.63	98.58	8.113	79.42	626	79.07	54.72
361 to 480	7	2,180,428.89	0.58	8.226	100.00	635	86.78	87.16
Total:	1,493	$374,985,300.42	100.00%	8.108%	78.87%	626	78.99%	54.94%

The weighted average remaining term to maturity for the Mortgage Loans in Pool 2 is approximately 356 months.

Original Loan-to-Value Ratios - Pool 2 Mortgage Loans

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
Less than 60.001	188	$38,428,525.90	10.25%	7.644%	64.78%	605	50.42%	50.42%
60.001 to 70.000	229	51,596,486.48	13.76	7.742	79.04	597	66.87	56.31
70.001 to 80.000	647	161,710,180.15	43.12	7.776	75.78	634	78.35	57.48
80.001 to 85.000	100	22,407,622.35	5.98	7.961	65.26	618	84.00	63.48
85.001 to 90.000	68	23,685,105.97	6.32	8.295	84.78	642	89.61	50.74
90.001 to 95.000	92	28,674,642.54	7.65	8.553	95.41	624	94.71	57.32
95.001 to 100.000	169	48,482,737.03	12.93	9.687	93.79	645	99.87	45.31
Total:	1,493	$374,985,300.42	100.00%	8.108%	78.87%	626	78.99%	54.94%

The weighted average original Loan-to-Value Ratio for the Mortgage Loans in Pool 2 is approximately 78.99%.

Original Combined Loan-to-Value Ratios - Pool 2 Mortgage Loans

Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
Less than 60.001	187	$38,273,667.98	10.21%	7.639%	64.64%	605	50.44%	50.62%
60.001 to 70.000	227	50,012,486.48	13.34	7.733	78.38	596	66.78	54.92
70.001 to 80.000	409	98,047,240.66	26.15	7.800	67.97	613	77.27	55.65
80.001 to 85.000	97	22,216,509.35	5.92	7.896	66.12	620	83.73	64.00
85.001 to 90.000	72	25,885,859.18	6.90	8.233	86.08	639	88.05	56.16
90.001 to 95.000	107	33,253,368.26	8.87	8.300	91.36	635	92.33	57.12
95.001 to 100.000	394	107,296,168.51	28.61	8.686	91.17	656	89.14	53.01
Total:	1,493	$374,985,300.42	100.00%	8.108%	78.87%	626	78.99%	54.94%

The weighted average original Combined Loan-to-Value Ratio for the Mortgage Loans in Pool 2 is approximately 82.40%.

Lien Priority - Pool 2 Mortgage Loans

Lien Priority	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
1st Lien	1,493	$374,985,300.42	100.00%	8.108%	78.87%	626	78.99%	54.94%
Total:	1,493	$374,985,300.42	100.00%	8.108%	78.87%	626	78.99%	54.94%

Days Delinquent - Pool 2 Mortgage Loans

Days Delinquent	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
Less than 30 days	1,493	$374,985,300.42	100.00%	8.108%	78.87%	626	78.99%	54.94%
Total:	1,493	$374,985,300.42	100.00%	8.108%	78.87%	626	78.99%	54.94%

30-Day Delinquencies In Past 12 Months - Pool 2 Mortgage Loans

30-Day Delinquencies In Past 12 Months	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
None	1,491	$374,462,690.52	99.86%	8.109%	78.84%	626	78.99%	54.93%
1	2	522,609.90	0.14	7.530	100.00	636	81.67	66.57
Total:	1,493	$374,985,300.42	100.00%	8.108%	78.87%	626	78.99%	54.94%

60-Day Delinquencies In Past 12 Months - Pool 2 Mortgage Loans

60-Day Delinquencies In Past 12 Months	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
None	1,492	$374,959,376.97	99.99%	8.108%	78.87%	626	78.99%	54.94%
1	1	25,923.45	0.01	9.090	100.00	621	62.50	100.00
Total:	1,493	$374,985,300.42	100.00%	8.108%	78.87%	626	78.99%	54.94%

90+Day Delinquencies In Past 12 Months - Pool 2 Mortgage Loans

90+Day Delinquencies In Past 12 Months	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
None	1,492	$374,959,376.97	99.99%	8.108%	78.87%	626	78.99%	54.94%
3	1	25,923.45	0.01	9.090	100.00	621	62.50	100.00
Total:	1,493	$374,985,300.42	100.00%	8.108%	78.87%	626	78.99%	54.94%

Geographic Distribution - Pool 2 Mortgage Loans

Location	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
California	408	$143,519,116.10	38.27%	7.655%	81.93%	633	77.53%	50.50%
Florida	167	33,327,167.21	8.89	8.473	79.28	622	79.52	51.15
Illinois	92	21,004,196.05	5.60	8.620	87.71	612	78.47	51.96
New York	60	19,730,745.74	5.26	8.586	80.49	628	79.69	42.26
New Jersey	52	14,344,671.96	3.83	8.507	78.08	622	79.22	43.00
Arizona	67	13,572,001.75	3.62	8.128	92.71	609	77.33	64.43
Maryland	59	13,545,420.59	3.61	8.017	72.72	623	76.75	72.12
Texas	69	10,877,282.77	2.90	7.952	38.75	642	82.20	72.35
Washington	46	10,564,794.75	2.82	7.955	79.18	617	77.99	76.33
Virginia	42	9,238,979.97	2.46	8.345	71.47	634	80.79	47.03
Other	431	85,260,923.53	22.74	8.450	75.80	622	81.31	61.33
Total:	1,493	$374,985,300.42	100.00%	8.108%	78.87%	626	78.99%	54.94%

Property Type - Pool 2 Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
Single Family	1,123	$275,011,961.46	73.34%	8.043%	77.29%	624	78.33%	56.76%
Planned Unit Development	185	50,565,953.85	13.48	8.176	77.18	633	81.57	58.60
Two-to Four-Family	91	26,801,393.88	7.15	8.186	86.46	642	78.21	35.92
Condominium	94	22,605,991.23	6.03	8.654	92.81	622	82.14	47.23
Total:	1,493	$374,985,300.42	100.00%	8.108%	78.87%	626	78.99%	54.94%

Loan Purpose - Pool 2 Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
Cash Out Refinance	896	$223,638,448.94	59.64%	7.809%	72.84%	616	74.00%	55.21%
Purchase	500	125,601,832.86	33.50	8.735	92.51	645	87.83	51.86
Rate/Term Refinance	97	25,745,018.62	6.87	7.648	64.67	624	79.28	67.68
Total:	1,493	$374,985,300.42	100.00%	8.108%	78.87%	626	78.99%	54.94%

Occupancy Status - Pool 2 Mortgage Loans

Occupancy Status	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
Primary Home	1,374	$351,449,127.34	93.72%	8.077%	78.39%	626	79.20%	56.25%
Investment	102	18,623,028.28	4.97	8.636	88.51	632	74.80	37.08
Second Home	17	4,913,144.80	1.31	8.330	76.69	650	79.65	29.17
Total:	1,493	$374,985,300.42	100.00%	8.108%	78.87%	626	78.99%	54.94%

Loan Documentation - Pool 2 Mortgage Loans*

Loan Documentation	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
Full Documentation	866	$206,033,063.66	54.94%	7.783%	71.41%	620	78.79%	100.00%
Stated Documentation	591	159,312,561.08	42.49	8.509	87.48	634	79.12	0.00
Limited Documentation	23	6,728,261.13	1.79	8.385	96.05	624	86.17	0.00
No Documentation	13	2,911,414.55	0.78	8.525	95.71	662	69.53	0.00
Total:	1,493	$374,985,300.42	100.00%	8.108%	78.87%	626	78.99%	54.94%

* The depositor has recharacterized the applicable originator's documentation types for consistency purposes. Each documentation type refers to the documentation and verification as it relates to income, assets and/or employment, as applicable.

Credit Scores - Pool 2 Mortgage Loans

Range of Credit Scores	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
500 to 520	22	$3,912,498.77	1.04%	8.913%	81.66%	512	68.70%	83.64%
521 to 540	66	11,744,309.51	3.13	8.844	85.19	531	68.70	90.82
541 to 560	115	24,778,628.12	6.61	8.446	91.04	551	70.22	61.00
561 to 580	142	29,960,260.43	7.99	8.608	81.80	571	72.38	58.56
581 to 600	187	42,883,271.59	11.44	8.344	85.36	591	75.31	55.99
601 to 620	223	55,093,128.55	14.69	8.240	76.12	610	79.17	55.53
621 to 640	274	74,435,586.20	19.85	8.308	78.35	630	82.95	51.54
641 to 660	160	43,202,335.74	11.52	7.917	80.76	650	84.16	57.78
661 to 680	130	36,554,191.65	9.75	7.603	66.90	670	81.46	53.06
681 to 700	78	24,277,259.46	6.47	7.435	78.67	688	82.50	40.04
701 to 720	35	9,791,380.67	2.61	7.065	70.02	711	77.90	53.82
721 to 740	25	8,287,640.33	2.21	7.318	80.83	733	82.28	20.69
741 to 760	15	4,594,502.13	1.23	7.310	63.98	751	85.08	55.26
761 to 780	14	3,546,516.67	0.95	7.207	54.48	773	72.88	49.45
781 and above	7	1,923,790.60	0.51	7.737	91.22	788	83.40	58.01
Total:	1,493	$374,985,300.42	100.00%	8.108%	78.87%	626	78.99%	54.94%

The non-zero weighted average Credit Score for the Mortgage Loans in Pool 2 is approximately 626.

Debt-to-Income Ratios (with Full Documentation) - Pool 2 Mortgage Loans

Range of Debt-to-Income Ratios of Mortgage Loans with Full Documentation (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
0.01 to 5.00	4	$625,657.41	0.17%	8.947%	51.99%	621	92.14%	100.00%
5.01 to 10.00	20	5,976,385.63	1.59	7.714	57.14	643	83.52	100.00
10.01 to 15.00	30	6,722,049.08	1.79	7.675	55.38	642	79.18	100.00
15.01 to 20.00	37	5,744,152.59	1.53	8.026	71.87	625	81.94	100.00
20.01 to 25.00	37	6,919,566.19	1.85	7.994	61.88	617	75.55	100.00
25.01 to 30.00	44	7,650,893.61	2.04	8.434	71.35	609	76.60	100.00
30.01 to 35.00	93	20,759,438.01	5.54	7.864	67.48	612	78.29	100.00
35.01 to 40.00	111	24,404,750.99	6.51	7.848	71.73	612	76.14	100.00
40.01 to 45.00	137	29,776,152.99	7.94	7.928	78.58	612	78.78	100.00
45.01 to 50.00	226	62,242,288.32	16.60	7.681	76.66	625	81.01	100.00
50.01 to 55.00	126	34,492,525.68	9.20	7.519	67.20	620	76.40	100.00
55.01 to 60.00	1	719,203.16	0.19	8.375	0.00	640	80.00	100.00
Subtotal:	866	$206,033,063.66	54.94%	7.783%	71.41%	620	78.79%	100.00%

Debt-to-Income Ratios (with Non-Full Documentation) - Pool 2 Mortgage Loans*

Range of Debt-to-Income Ratios of Mortgage Loans with Non-Full Documentation (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation
Not available	23	$6,320,668.23	1.69%	7.554%	50.85%	674	68.60%	0.00%
0.01 to 5.00	1	350,550.00	0.09	7.750	100.00	666	95.00	0.00
5.01 to 10.00	3	523,483.91	0.14	8.726	100.00	642	78.13	0.00
10.01 to 15.00	9	1,785,951.90	0.48	8.644	100.00	665	85.27	0.00
15.01 to 20.00	12	2,075,242.02	0.55	8.429	65.78	606	73.64	0.00
20.01 to 25.00	15	2,937,332.01	0.78	8.550	83.10	614	62.37	0.00
25.01 to 30.00	24	4,545,069.51	1.21	8.559	85.89	631	79.92	0.00
30.01 to 35.00	54	13,371,163.12	3.57	8.093	91.55	631	76.60	0.00
35.01 to 40.00	82	19,170,055.11	5.11	8.309	90.66	634	76.44	0.00
40.01 to 45.00	152	43,167,989.89	11.51	8.444	85.20	636	79.84	0.00
45.01 to 50.00	221	64,642,105.67	17.24	8.733	90.61	634	81.81	0.00
50.01 to 55.00	29	9,192,380.66	2.45	8.802	100.00	612	79.99	0.00
55.01 to 60.00	2	870,244.73	0.23	8.530	100.00	598	78.41	0.00
Subtotal:	627	$168,952,236.76	45.06%	8.505%	87.96%	634	79.24%	0.00%
Total:	1,493	$374,985,300.42	100.00%	8.108%	78.87%	626	78.99%	54.94%

The weighted average debt-to-income ratio for Mortgage Loans with full documentation and non-full documentation in Pool 2 (for which the debt-to-income ratio is available or can be determined) is approximately 40.30% and 42.30%, respectively.

* The debt-to-income ratios for the Mortgage Loans with non-full documentation may have been originated under programs pursuant to which there was no verification of the borrowers' income.

Original Prepayment Premium Term by Loan Type - Pool 2 Mortgage Loans ($)

Loan Type	Principal Balance of Mortgage Loans with No Premium	Principal Balance of Mortgage Loans with Premium Terms of 1-12 Months	Principal Balance of Mortgage Loans with Premium Terms of 13-24 Months	Principal Balance of Mortgage Loans with Premium Terms of 25-36 Months	Principal Balance of Mortgage Loans with Premium Terms of 37-48 Months	Principal Balance of Mortgage Loans with Premium Terms of 49-60 Months	Total
2 Year Hybrid	$59,702,103.84	$9,801,090.47	$164,808,129.90	$2,696,645.93	$0.00	$0.00	$237,007,970.14
Fixed Rate	16,226,843.36	3,658,318.54	837,733.82	58,510,162.91	0.00	0.00	79,233,058.63
3 Year Hybrid	25,520,478.16	627,659.46	1,068,903.89	25,063,714.30	0.00	0.00	52,280,755.81
5 Year Hybrid	637,074.65	0.00	191,250.00	5,635,191.19	0.00	0.00	6,463,515.84
Total:	$102,086,500.01	$14,087,068.47	$166,906,017.61	$91,905,714.33	$0.00	$0.00	$374,985,300.42

Original Prepayment Premium Term by Loan Type - Pool 2 Mortgage Loans (%)

Loan Type	Percentage of Mortgage Loans with No Premium	Percentage of Mortgage Loans with Premium Terms of 1-12 Months	Percentage of Mortgage Loans with Premium Terms of 13-24 Months	Percentage of Mortgage Loans with Premium Terms of 25-36 Months	Percentage of Mortgage Loans with Premium Terms of 37-48 Months	Percentage of Mortgage Loans with Premium Terms of 49-60 Months	Total
2 Year Hybrid	15.92%	2.61%	43.95%	0.72%	0.00%	0.00%	63.20%
Fixed Rate	4.33	0.98	0.22	15.60	0.00	0.00	21.13
3 Year Hybrid	6.81	0.17	0.29	6.68	0.00	0.00	13.94
5 Year Hybrid	0.17	0.00	0.05	1.50	0.00	0.00	1.72
Total:	27.22%	3.76%	44.51%	24.51%	0.00%	0.00%	100.00%

Prepayment Premium Description - Pool 2 Mortgage Loans

Prepayment Premium Description	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
6 Mo. Interest on Amount Prepaid in Excess of 20% of the Original Balance	815	$208,500,448.89	55.60%	7.851%	84.04%	623	77.47%	52.11%
None	409	102,086,500.01	27.22	8.823	84.10	625	81.30	52.96
6 Mo. Interest on Amount Prepaid in Excess of 20% of the Unpaid Principal Balance	135	38,932,011.78	10.38	7.654	47.95	642	81.55	72.23
2% of Unpaid Principal Balance	60	12,466,644.64	3.32	7.958	63.21	633	80.48	60.67
2 Mo. Interest on Amount Prepaid in Excess of 33% of the Original Balance	20	4,803,212.88	1.28	7.367	69.04	641	71.16	74.54
Other	54	8,196,482.22	2.19	8.572	58.64	625	78.93	49.53
Total:	1,493	$374,985,300.42	100.00%	8.108%	78.87%	626	78.99%	54.94%

Gross Margins of the Adjustable Rate Mortgage Loans - Pool 2 Mortgage Loans
Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Adjustable Rate Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
Less than 3.001	1	$421,661.70	0.14%	4.875%	100.00%	698	74.19%	100.00%
3.001 to 3.500	5	615,821.07	0.21	8.498	100.00	741	95.74	30.54
3.501 to 4.000	2	441,344.05	0.15	9.567	100.00	572	85.00	0.00
4.001 to 4.500	3	647,049.84	0.22	6.910	100.00	636	82.00	89.98
4.501 to 5.000	225	63,179,588.15	21.36	8.648	100.00	627	87.46	45.10
5.001 to 5.500	110	32,416,555.67	10.96	8.844	100.00	635	87.14	41.82
5.501 to 6.000	285	69,380,361.57	23.46	8.199	100.00	606	76.51	62.98
6.001 to 6.500	316	84,270,342.00	28.49	7.780	100.00	634	77.17	50.52
6.501 to 7.000	92	20,739,044.06	7.01	8.562	100.00	614	74.24	49.15
7.001 to 7.500	56	11,751,517.78	3.97	8.542	100.00	616	80.37	35.94
7.501 to 8.000	45	11,327,458.94	3.83	9.075	100.00	612	80.01	27.18
8.001 to 8.500	1	432,298.27	0.15	8.050	100.00	681	80.00	0.00
8.501 to 9.000	1	129,198.69	0.04	8.750	100.00	515	70.00	100.00
Total:	1,142	$295,752,241.79	100.00%	8.314%	100.00%	623	80.39%	49.75%

The weighted average Gross Margin for Adjustable Rate Mortgage Loans in Pool 2 is approximately 5.907%.

Maximum Rates of the Adjustable Rate Mortgage Loans - Pool 2 Mortgage Loans

Range of Maximum Rates (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Adjustable Rate Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
10.501 to 11.000	1	$421,661.70	0.14%	4.875%	100.00%	698	74.19%	100.00%
11.501 to 12.000	6	1,377,671.72	0.47	5.929	100.00	718	71.57	81.54
12.001 to 12.500	19	7,235,175.28	2.45	6.363	100.00	660	72.89	56.28
12.501 to 13.000	67	20,992,166.51	7.10	6.734	100.00	658	77.31	63.70
13.001 to 13.500	83	25,368,581.52	8.58	7.186	100.00	650	77.88	48.98
13.501 to 14.000	113	31,457,351.21	10.64	7.321	100.00	635	75.83	58.86
14.001 to 14.500	145	37,985,232.03	12.84	7.756	100.00	627	78.07	55.48
14.501 to 15.000	180	50,079,262.45	16.93	8.213	100.00	616	78.95	47.98
15.001 to 15.500	119	30,008,607.33	10.15	8.545	100.00	613	80.23	54.68
15.501 to 16.000	140	30,960,386.66	10.47	8.939	100.00	598	78.60	46.06
16.001 to 16.500	88	20,718,947.17	7.01	9.364	100.00	609	84.87	46.82
16.501 to 17.000	62	12,802,567.02	4.33	9.828	100.00	606	89.08	46.76
17.001 to 17.500	44	8,147,915.80	2.75	10.288	100.00	594	87.48	43.23
17.501 to 18.000	33	7,431,421.99	2.51	10.790	100.00	617	95.72	14.69
18.001 to 18.500	17	4,317,288.31	1.46	11.227	100.00	618	97.07	7.06
18.501 to 19.000	19	4,907,312.53	1.66	11.821	100.00	617	97.74	10.63
19.001 to 19.500	5	1,481,206.71	0.50	12.463	100.00	617	100.00	16.88
Greater than 19.500	1	59,485.85	0.02	12.825	100.00	572	85.00	100.00
Total:	1,142	$295,752,241.79	100.00%	8.314%	100.00%	623	80.39%	49.75%

The weighted average Maximum Rate for Adjustable Rate Mortgage Loans in Pool 2 is approximately 14.908%.

Minimum Rates of the Adjustable Rate Mortgage Loans - Pool 2 Mortgage Loans

Range of Minimum Rates (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Adjustable Rate Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
Less than 5.501	30	$6,344,757.80	2.15%	8.004%	100.00%	637	79.32%	48.99%
5.501 to 6.000	32	7,149,619.07	2.42	7.735	100.00	620	80.08	66.72
6.001 to 6.500	69	19,056,367.59	6.44	7.158	100.00	657	79.48	62.73
6.501 to 7.000	126	36,408,705.93	12.31	6.984	100.00	640	75.04	62.02
7.001 to 7.500	135	41,141,199.23	13.91	7.394	100.00	637	78.22	51.79
7.501 to 8.000	151	43,674,092.82	14.77	7.823	100.00	623	78.31	59.22
8.001 to 8.500	138	35,589,075.85	12.03	8.272	100.00	621	78.40	48.27
8.501 to 9.000	159	39,816,938.12	13.46	8.785	100.00	604	77.67	39.72
9.001 to 9.500	99	23,525,441.09	7.95	9.253	100.00	613	84.98	46.40
9.501 to 10.000	76	15,141,994.43	5.12	9.783	100.00	601	86.98	46.61
10.001 to 10.500	47	8,865,235.84	3.00	10.252	100.00	598	87.34	39.63
10.501 to 11.000	36	7,866,367.02	2.66	10.796	100.00	616	95.85	19.41
11.001 to 11.500	19	4,724,441.91	1.60	11.251	100.00	613	96.48	15.07
11.501 to 12.000	18	4,575,335.67	1.55	11.762	100.00	617	99.03	4.15
12.001 to 12.500	4	1,231,206.71	0.42	12.328	100.00	615	100.00	0.00
12.501 to 13.000	2	391,462.71	0.13	12.655	100.00	608	80.76	100.00
13.001 to 13.500	1	250,000.00	0.08	13.125	100.00	629	100.00	100.00
Total:	1,142	$295,752,241.79	100.00%	8.314%	100.00%	623	80.39%	49.75%

The weighted average Minimum Rate for Adjustable Rate Mortgage Loans in Pool 2 is approximately 8.114%.

Months to Next Rate Adjustment of the Adjustable Rate Mortgage Loans - Pool 2 Mortgage Loans

Range of Months to Next Rate Adjustment	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Adjustable Rate Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
1 to 12	3	$833,734.23	0.28%	6.365%	100.00%	652	78.22%	100.00%
13 to 24	920	236,200,159.36	79.86	8.329	100.00	619	79.92	51.93
25 to 36	197	52,254,832.36	17.67	8.414	100.00	639	82.86	37.31
Greater than 36	22	6,463,515.84	2.19	7.218	100.00	657	78.08	64.16
Total:	1,142	$295,752,241.79	100.00%	8.314%	100.00%	623	80.39%	49.75%

Initial Cap of the Adjustable Rate Mortgage Loans - Pool 2 Mortgage Loans

Initial Cap (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Adjustable Rate Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
2.000	18	$4,980,604.10	1.68%	7.175%	100.00%	684	82.03%	58.30%
3.000	1,124	290,771,637.69	98.32	8.333	100.00	622	80.37	49.60
Total:	1,142	$295,752,241.79	100.00%	8.314%	100.00%	623	80.39%	49.75%

The weighted average Initial Cap for Adjustable Rate Mortgage Loans in Pool 2 is approximately 2.983%.

Periodic Cap of the Adjustable Rate Mortgage Loans - Pool 2 Mortgage Loans

Periodic Cap (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Adjustable Rate Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
1.000	1,134	$293,713,714.01	99.31%	8.321%	100.00%	623	80.36%	49.51%
2.000	8	2,038,527.78	0.69	7.330	100.00	683	85.06	84.41
Total:	1,142	$295,752,241.79	100.00%	8.314%	100.00%	623	80.39%	49.75%

The weighted average Initial Cap for Adjustable Rate Mortgage Loans in Pool 2 is approximately 1.007%